                                                                    Exhibit 10.8

                                 LEASE AGREEMENT

                                     between

                     PENINSULA OFFICE PARK ASSOCIATES, L.P.
                                  as "LANDLORD"

                                       and

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                                   as "TENANT"

                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
-------                                                                                                        ----

1. PREMISES.......................................................................................................4
2. TERM; POSSESSION...............................................................................................4
3. RENT ..........................................................................................................5
4. SECURITY DEPOSIT..............................................................................................10
5. USE AND COMPLIANCE WITH LAWS..................................................................................10
6. ALTERATIONS...................................................................................................13
7. MAINTENANCE AND REPAIRS.......................................................................................15
8. TENANT'S TAXES................................................................................................17
9. UTILITIES AND SERVICES........................................................................................17
10. EXCULPATION AND INDEMNIFICATION..............................................................................19
11. INSURANCE....................................................................................................20
12. DAMAGE OR DESTRUCTION........................................................................................22
13. CONDEMNATION.................................................................................................24
14. ASSIGNMENT AND SUBLETTING....................................................................................25
15. DEFAULT AND REMEDIES.........................................................................................28
16. LATE CHARGE AND INTEREST.....................................................................................30
17. WAIVER.......................................................................................................30
18. ENTRY, INSPECTION AND CLOSURE................................................................................31
19. SURRENDER AND HOLDING OVER...................................................................................31
20. ENCUMBRANCES.................................................................................................32
21. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS...............................................................33
22. NOTICES......................................................................................................34
23. ATTORNEYS' FEES..............................................................................................34
24. QUIET POSSESSION.............................................................................................34
25. SECURITY MEASURES............................................................................................34
26. FORCE MAJEURE................................................................................................35
27. RULES AND REGULATIONS........................................................................................35
28. LANDLORD'S LIABILITY.........................................................................................35
29. CONSENTS AND APPROVALS.......................................................................................35
30. BROKERS......................................................................................................36
31. [INTENTIONALLY DELETED]......................................................................................36
32. ENTIRE AGREEMENT.............................................................................................36
33. MISCELLANEOUS................................................................................................36
34. AUTHORITY....................................................................................................37

               INDEX OF DEFINED TERMS

Additional Rent.....................................8
Alterations........................................13
Award..............................................24
Base Operating Costs................................5
Base Taxes..........................................5
Broker.............................................36
Building............................................4
Building Rules.....................................35
Building Systems...................................11
Business Days......................................17
Business Hours.....................................17
Claims.............................................19
Commencement Date...................................4
Condemnation.......................................24
Condemnor..........................................24
Construction Rider..................................4
Controls...........................................16
Date of Condemnation...............................24
Encumbrance........................................32
Environmental Losses...............................11
Environmental Requirements.........................11
Event of Default...................................28
Expiration Date.....................................4
Handled by Tenant..................................11
Handling by Tenant.................................11
Hazardous Materials................................11
HVAC...............................................11
Interest Rate......................................30
Land................................................4
Landlord............................................4
Laws................................................5
Mortgagee..........................................33
Operating Costs.....................................5
Parking Facility....................................4
Peninsula Office Park...............................4
Permitted Hazardous Materials......................12
Premises............................................4
Project.............................................4
Property............................................4
Property Manager...................................20
Proposed Transferee................................26
Rental Tax.........................................17
Representatives....................................11
Scheduled Commencement Date.........................4
Security Deposit...................................10
Service Failure....................................18
Taxes...............................................7
Tenant..............................................4
Tenant's Share......................................8
Tenant's Taxes.....................................17
Tenant Improvements.................................4
Term................................................4
Trade Fixtures.....................................15
Transfer...........................................25
Transferee.........................................26
Visitors...........................................11

                             BASIC LEASE INFORMATION


LEASE DATE:                         For identification purposes only, the date
                                    of this Lease is December 19, 1997

LANDLORD:                           PENINSULA OFFICE PARK ASSOCIATES, L.P.
                                    a California limited partnership

TENANT:                             SECURITY DYNAMICS TECHNOLOGIES, INC.,
                                    a Delaware corporation

PROPERTY:                           Peninsula Office Park Five

PROJECT:                            Peninsula Office Park

BUILDING ADDRESS:                   2755 Campus Drive, San Mateo, CA 94403

RENTABLE AREA OF BUILDING:          Approximately 79,642 rentable square feet

PREMISES:                           Floor:           Third (3rd)
                                    Suite Number:    300
                                    Rentable Area:   26,728 rentable square feet

TERM:                               Approximately Ten (10) Years

SCHEDULED COMMENCEMENT DATE:        March 6, 1998

EXPIRATION DATE:                    The Term of this Lease shall expire (if not
                                    sooner terminated or extended as
                                    provided in this Lease) on the LATER of (x) the day preceding the tenth (10th) anniversary of the Commencement Date or (y) the "Expiration Date" of that certain Lease
                                    Agreement (the "2955 Campus Drive Lease") dated as of August 15, 1997, by and between Peninsula Office Park Associates, L. P., a
                                    California limited partnership (as landlord therein) and Tenant (as tenant therein) for approximately 31,397 rentable square feet of Rentable Area on the fourth floor of a building being constructed at 2955 Campus
                                    Drive, San Mateo, California 94403 (which
                                    "Expiration Date" shall be the day preceding the tenth anniversary of the "Commencement
                                    Date" of the 2955 Campus Drive Lease).

BASE RENT:                          $3.15 per rentable square foot per month
                                    from the Commencement Date through the
                                    day preceding the first anniversary of the Commencement Date. Thereafter, Base Rent shall be increased in accordance with the provisions of Section 35 below.

BASE YEAR:                          The calendar year 1998

TENANT'S SHARE:                     33.56%

SECURITY DEPOSIT:                   $20,000.00 (in cash or a letter of
                                    credit). Any letter of credit shall be
                                    subject to the provisions of Section 36
                                    below.

LANDLORD'S ADDRESS                  Peninsula Office Park
FOR PAYMENT OF RENT:                File 72882
                                    P.O. Box 61000
                                    San Francisco, CA  94161-2882

BUSINESS HOURS:                     8:00 a.m. to 6:00 p.m. Monday - Friday
                                    (excluding Holidays)

LANDLORD'S ADDRESS                  PENINSULA OFFICE PARK ASSOCIATES, L.P.
FOR NOTICES:                        c/o William Wilson & Associates
                                    2929 Campus Drive, Suite 145
                                    San Mateo, CA 94403
                                    Attention: Property Management

                                    with a copy to:

                                    PENINSULA OFFICE PARK ASSOCIATES, L.P.
                                    c/o William Wilson & Associates
                                    2929 Campus Drive, Suite 450
                                    San Mateo, CA  94403
                                    Attn:  General Counsel

TENANT'S ADDRESS                    20 Crosby Drive
FOR NOTICES:                        Bedford, MA 01730

BROKER(S):                          Colliers Parrish, Inc.

GUARANTOR(S):                       (None)

PROPERTY MANAGER:                   William Wilson & Associates
                                    2929 Campus Drive, Suite 145
                                    San Mateo, CA  94403

ADDITIONAL PROVISIONS:              35.      COST OF LIVING ADJUSTMENTS

                                    36.      LETTER OF CREDIT
                                    37.      PARKING
                                    38.      EXTENSION OPTION
                                    39.      RIGHT OF FIRST OFFER
                                    40.      FITNESS CENTER
                                    41.      SIGN ON MONUMENT
                                    42.      ROOFTOP EQUIPMENT

EXISTING TENANT:                             TENANT ACKNOWLEDGES AND UNDERSTANDS
                                    THAT THE PREMISES ARE CURRENTLY LEASED TO
                                    ANOTHER TENANT AND OCCUPIED BY A SUBTENANT.
                                    LANDLORD BELIEVES THAT THE EXISTING TENANT
                                    AND SUBTENANT WILL AGREE TO TERMINATE THE
                                    EXISTING LEASE AND TO SURRENDER POSSESSION
                                    OF THE PREMISES BY JANUARY 9, 1998, BUT
                                    LANDLORD DOES NOT REPRESENT, WARRANT OR
                                    GUARANTY TERMINATION OF THE EXISTING LEASE
                                    AND SURRENDER OF POSSESSION BY JANUARY 9,
                                    1998.

                                             TENANT ACKNOWLEDGES AND AGREES THAT
                                    TENANT'S RIGHT TO LEASE THE PREMISES IS
                                    STRICTLY CONDITIONED UPON THE EXISTING
                                    TENANT AND SUBTENANT VACATING THE PREMISES.
                                    IF THE COMMENCEMENT DATE HAS NOT OCCURRED OR
                                    BEEN DEEMED TO HAVE OCCURRED ON OR BEFORE
                                    MARCH 1, 1999, THEN LANDLORD AND TENANT
                                    SHALL EACH HAVE THE RIGHT TO TERMINATE THIS
                                    LEASE BY WRITTEN NOTICE TO THE OTHER PARTY.

EXHIBITS:
---------
Exhibit A:         The Premises
Exhibit B:         Construction Rider
Exhibit C:         Building Rules
Exhibit D:         Additional Provisions
Exhibit E:         Fitness Center Waiver
Exhibit F:         Janitorial Specifications

         The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.

      THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information ("LANDLORD"), and the Tenant identified in the Basic Lease Information ("TENANT"). Landlord and Tenant hereby agree as follows:

1.    PREMISES.

      1.1 LEASE OF PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the office space identified in the Basic Lease Information as the Premises (the "PREMISES"), in the Building located at the address specified in the Basic Lease Information (the "BUILDING"). The approximate configuration and location of the Premises are shown on EXHIBIT A. Landlord and Tenant agree that the rentable area of the Premises for all purposes under this Lease shall be the Rentable Area specified in the Basic Lease Information. The Property identified in the Basic Lease Information (the "PROPERTY") includes the Building, the parking facilities serving the Building (the "PARKING FACILITY"), and the parcel(s) of Land on which the Building and the Parking Facility are situated (the "LAND"). The Project identified in the Basic Lease Information (the "PROJECT") includes the Property, together with certain buildings, land and common area located in a master development commonly known as "PENINSULA OFFICE PARK" .

      1.2 INITIAL LEASEHOLD IMPROVEMENTS. Tenant shall take the Premises in their existing "AS IS" condition (but "broom clean"), without any work to be done by Landlord in the Premises. Landlord's construction obligations in certain common areas of the Building are set forth in the Construction Rider attached as EXHIBIT B (the "CONSTRUCTION RIDER"), which also describes the process by which Tenant shall construct and install improvements in the Premises (the "TENANT IMPROVEMENTS").

2. TERM; POSSESSION. The term of this Lease (the "TERM") shall commence on the Commencement Date as described below and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the "EXPIRATION DATE"). The "COMMENCEMENT DATE" shall be the earlier of (a) fifty-six (56) days after the date on which Landlord tenders possession of the Premises to Tenant (after the Existing Tenant has vacated the Premises), or (b) the date upon which Tenant, with Landlord's written permission, actually occupies and conducts business in any portion of the Premises. The parties anticipate that the Commencement Date will occur on or about the Scheduled Commencement Date set forth in the Basic Lease Information (the "SCHEDULED COMMENCEMENT DATE"); provided, however, that Landlord shall not be liable for any claims, damages or liabilities if Landlord does not deliver the Premises fifty-six (56) days prior to the Scheduled Commencement Date. When the Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the Commencement Date and Expiration Date in writing. It is anticipated that Landlord will tender possession of the Premises to Tenant to permit Tenant to commence construction of Tenant Improvements as provided in the Construction Rider prior to the Commencement Date. The terms, conditions and provisions of this Lease shall apply during any period between the date on which Landlord tenders possession of the Premises to Tenant and the Commencement Date as though such period were included in the Term, except that Tenant shall not be obligated to pay any

Base Rent or Additional Rent on account of any such period prior to the Commencement Date and Landlord shall not be obligated to provide any HVAC or janitorial services to the Premises during any such period prior to the Commencement Date.

3.    RENT.

      3.1 BASE RENT. Tenant agrees to pay to Landlord the Base Rent set forth in the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month during the Term, except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant's execution of this Lease and Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

      3.2 ADDITIONAL RENT: INCREASES IN OPERATING COSTS AND TAXES.

          (a) DEFINITIONS.

                 (1) "BASE OPERATING COSTS" means Operating Costs for the calendar year specified as the Base Year in the Basic Lease Information (excluding therefrom, however, any Operating Costs of a nature that would not ordinarily be incurred on an annual, recurring basis).

                 (2) "BASE TAXES" means Taxes for the calendar year specified as the Base Year in the Basic Lease Information.

                 (3) "OPERATING COSTS" means all costs of managing, operating, maintaining and repairing the Property, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of the Property (including maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services (including recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, management, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Building; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Property, and expenditures for deductible amounts paid under such insurance (not to exceed Fifty Thousand and 00/100 Dollars [$50,000.00] in payments for deductible amounts resulting from perils other than earthquake in any calendar year, with expenditures for deductible amounts paid in connection with losses caused by earthquake amortized over ten (10) years, including interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance capital improvements [or, if Landlord pays for such expenditures out of Landlord's funds without borrowing, the rate Landlord would have paid to borrow such funds]); (E) licenses, permits and inspections; (F) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively "LAWS") either (i) not in effect as of the Commencement Date or
(ii) as any Laws in effect as of the Commencement Date may be amended, changed, added to, interpreted or re-interpreted by applicable governmental authority or court decision, or administrative ruling subsequent to the Commencement Date;
(G) amortization of capital improvements which are either (1) required to comply with Laws either (i) not in effect as of the Commencement Date or (ii) as any Laws in effect as of the Commencement Date may be amended, changed, added to, interpreted or re-interpreted by applicable governmental authority or court decision, or administrative ruling subsequent to the

Commencement Date, or (2) intended to reduce Operating Costs or improve the utility, efficiency or capacity of any Building System (but only to the extent of such achieved savings); in either case, with interest on the unamortized balance at a rate equal to the per annum prime rate in effect at the time of the expenditure (based on the prime rate published in the Wall Street Journal or the then substantial equivalent, as reasonably determined by Landlord), plus two percent (2%) per annum, over such useful life of such improvements; (H) up to two thousand (2,000) square feet in an office in the Project for the management of the Property, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes, which management office costs shall be equitably allocated if the office serves more than one building; (I) property management fees comparable to fees charged at other first class office buildings in the Project and in the vicinity of the Property; (J) accounting, legal and other professional services incurred in connection with the operation of the Property and the calculation of Operating Costs and Taxes;
(K) a reasonable allowance for depreciation on machinery and equipment used to maintain the Property and on other personal property owned by Landlord in the Property (including window coverings and carpeting in common areas); (L) contesting the validity or applicability of any Laws that may affect the Property; (M) the Building's share of any shared or common area maintenance fees and expenses (including costs and expenses of operating, managing, owning and maintaining the Parking Facility and the common areas of the Project and any fitness center or conference center in the Project); and (N) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Property. Operating Costs for any calendar year during which average occupancy of the Building is less than one hundred percent (100%) shall be calculated based upon the Operating Costs that would have been incurred if the Building had an average occupancy of one hundred percent (100%) during the entire calendar year.

      Operating Costs shall not include (i) capital improvements (except as otherwise provided above); (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (iii) interest and principal payments on loans or indebtedness secured by the Building; (iv) costs of improvements for Tenant or other tenants of the Building; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is entitled to be reimbursed by other tenants of the Building other than through payment of tenants' shares of increases in Operating Costs and Taxes; (vi) leasing commissions, attorneys' fees and other expenses incurred in connection with leasing space in the Building or enforcing such leases; (vii) depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above; (viii) costs, fines or penalties incurred due to Landlord's violation of any Law; (ix) repairs or other work occasioned by fire, windstorm or other casualty or hazard to the extent such cost exceeds the sum of
(A) the insurance proceeds received by Landlord therefor, plus (B) with respect to perils other than earthquake, Fifty Thousand Dollars ($50,000), and, with respect to losses caused by earthquake, the greater of (I) five percent (5%) of the replacement cost of the Building, amortized over ten (10) years, including interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance capital improvements (or, if Landlord pays for such expenditures out of Landlord's funds without borrowing, the rate Landlord would have paid to borrow such funds), or (II) Fifty Thousand Dollars ($50,000); (x) advertising, marketing or promotional expenses, including such expenses incurred in leasing or procuring new tenants; (xi) repairs or rebuilding necessitated by condemnation to the extent Landlord receives proceeds from the applicable condemning authority; (xii) the salaries and benefits of executive officers, if any, of Landlord; (xiii) those costs in excess of Twenty Thousand and 00/100 Dollars ($20,000.00) per year incurred by Landlord to test, survey, clean up, contain, abate, remove, or otherwise remedy any spill or discharge of Hazardous Materials (as defined in Section 5.2 below) within, on, under or about the Building; (xiv); reserves for repairs, maintenance and/or replacements; (xv) expenses for repairs, replacements or improvements arising from the initial construction of the Building to the extent such expenses are reimbursed to Landlord by reason of warranties from contractors or suppliers; (xvi) costs relating to maintaining Landlord's existence, either as a corporation, partnership or other entity, such as trustee's fees, partnership, organization or administrative expenses, deed recordation expenses, legal and accounting fees (other than with respect to operations of the Building and the Project); (xvii) costs incurred due to Landlord's violation of any terms and conditions of this Lease, or any other lease relating to the Building, (xviii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (xix) costs for acquisition of sculpture, paintings or other objects of art; (xx) title insurance, automobile insurance, key man and other life insurance, long-term disability insurance and health, accident and sickness insurance, except only for group plans providing benefits to persons of the grade of property manager and below employed and engaged in operating and managing the Project; and (xxii) except as otherwise provided above, any other expense that under generally accepted accounting principles would not be considered a normal maintenance or operating expense.

                 (4) "TAXES" means: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property; personal property taxes assessed on the personal property of Landlord used in the operation of the Property; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above, provided that with respect to any Taxes paid by Tenant to Landlord, if there is any subsequent rebate or reimbursement of such Taxes, then Tenant's Share of any such rebate or reimbursement of Taxes received by Landlord shall be credited against Taxes paid by Tenant. Taxes shall not include any state and federal personal or corporate income taxes measured by the income of Landlord from all sources (other than taxes on rent at the Property), as well as any franchise, inheritance, or estate, succession, transfer, gift tax, or capital levy. To the extent paid by Tenant or other tenants as "Tenant's Taxes" (as defined in Section 8 - Tenant's Taxes), "Tenant's Taxes" shall be excluded from Taxes.

                 (5) "TENANT'S SHARE" means the Rentable Area of the Premises divided by the total Rentable Area of the Building, as set forth in the Basic Lease Information. If the Rentable Area of the Building is changed or the Rentable Area of the Premises is changed, by adding or deleting space, as opposed to remeasurement, at any time, Tenant's Share shall be adjusted accordingly.

            (b) ADDITIONAL RENT.

                 (1) Tenant shall pay Landlord as "ADDITIONAL RENT" for each calendar year or portion thereof during the Term Tenant's Share of the sum of
(x) the amount (if any) by which Operating Costs for such period exceed Base Operating Costs, and (y) the amount (if any) by which Taxes for such period exceed Base Taxes.

                 (2) Prior to the end of the Base Year and each calendar year thereafter, Landlord shall notify Tenant of Landlord's estimate of Operating Costs, Taxes and Tenant's Additional Rent for the following calendar year. Commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the reasonably estimated Additional Rent. If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord's prior estimate, Landlord may, by notice to Tenant, but not more than two (2) times per calendar year in the event of any increase, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

                 (3) As soon as reasonably practicable after the end of the Base Year and each calendar year thereafter, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Such annual statement shall be set forth in reasonable detail. Upon receipt of a written request from Tenant Landlord shall furnish to Tenant (i) a line-item breakdown of component costs (together with a written explanation of any component cost which exceeded by more than the greater of [x] Five Thousand and 00/100 Dollars [$5,000.00], or [y] five percent [5%] of the estimate, for such component cost), (ii) the method Landlord used in calculating any gross up of actual Operating Costs, (iii) the estimated cost savings realized in the subject calendar year by any capital improvement the cost of which is included as a portion of Operating Costs because such capital improvement was intended to and actually did reduce other Operating Costs, (iv) the method of prorating the wages, salaries and payroll burden of persons engaged in the management, operation and/or maintenance of the Project; and (v) an explanation of any proportionate cost attributable to the Building which represents a proration of costs of the Project, including the common areas thereof. Unless Tenant raises any objections to Landlord's statement within one hundred twenty (120) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon for the subject calendar year, subject to the provisions contained in Subsection (c) below. If Tenant does object to such statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord's statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord's statement, nor shall any failure of Landlord to deliver Landlord's statement in a timely manner relieve Tenant of Tenant's obligation to pay any amounts due Landlord based on Landlord's statement.

                 (4) If Tenant's Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within thirty (30) days of Tenant's receipt of Landlord's statement. If the total payments made by Tenant on account thereof exceed Tenant's Additional Rent as finally determined for such year, Tenant's excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant's Share of the increases in Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within thirty (30) days after Tenant's receipt of Landlord's final statement for the calendar year in which this Lease terminates, the difference between Tenant's Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

      If for any reason Base Taxes or Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant's Additional Rent shall be credited against the next installment of Rent accordingly. If Taxes are temporarily reduced as a result of space in the Building being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration of the Term. Notwithstanding anything to the contrary in this Lease, if there is at any time a decrease in Taxes below the amount of the Taxes for the Base Year, then for purposes of calculating Additional Rent for the year in which such decrease occurs and all subsequent periods, Base Taxes shall be reduced to equal the Taxes for the year in which the decrease occurs.

      (c) TENANT'S AUDIT RIGHTS. Tenant, at its expense, shall have the right upon fifteen (15) days prior written notice to Landlord ( "Tenant's Audit Notice") to be given, if at all, only within one hundred twenty (120) days after the date Tenant receives the statement of Additional Rent for any calendar year to audit Landlord's books and records relating to such statement for such immediately preceding year, subject to the following terms and conditions: (a) No audit shall be conducted at any time that there has been any uncured Event of Default by Tenant; (b) any audit shall be conducted only by a professional firm employed by Tenant on an hourly or fixed fee basis, and not on a contingency fee basis; and (c) Tenant shall not audit Landlord's books and records more than one
(1) time for any calendar year. Tenant acknowledges that Tenant's right to inspect Landlord's books and records with respect to Additional Rent for the preceding calendar year is for the exclusive purpose of determining whether Landlord has complied with the terms of the Lease with respect to Additional Rent. Tenant shall have ninety (90) days after Tenant's Audit Notice to complete Tenant's inspection of Landlord's books and records concerning Additional Rent at Landlord's accounting office. During its inspection Tenant agrees to request, in writing, all pertinent documents relating to the inspection. If in Landlord's possession, Landlord will provide such documents to Tenant within ten (10) days from Landlord's receipt of the request and Tenant shall not remove such records from Landlord's accounting office, but Tenant shall have the right to make copies of the relevant documents at Tenant's expense. Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant. The nature and content of any audit are strictly confidential. Tenant shall not disclose, and Tenant shall prevent Tenant's accountant, employees and agents from disclosing, the information obtained from the audit to any other person or entity, including, without limitation, any other tenant in the Building, or any agent, employee, officer, shareholder, partner, accountant or attorney of such tenant in the Building. A breach of this confidentiality agreement shall constitute an Event of Default under this Lease. No assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises.

      3.3 PAYMENT OF RENT. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest, shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within ten (10) days after notice from Landlord of the amounts due. All rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord's Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4. SECURITY DEPOSIT. On execution of this Lease, Tenant shall deposit with Landlord the amount specified in the Basic Lease Information as the Security Deposit, if any (the "SECURITY DEPOSIT"), as security for the performance of Tenant's obligations under this Lease. The Security Deposit may be in the form of cash or in the form of a letter of credit. If Tenant deposits a letter of credit for the $20,000.00 security deposit, such letter of credit shall be subject to all of the terms and conditions of Section 36 below. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any Event of Default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of Tenant's obligations hereunder. In such event Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord's general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant.

5.    USE AND COMPLIANCE WITH LAWS.

      5.1 USE. The Premises shall be used and occupied for general business office purposes and for no other use or purpose. Tenant shall comply with all present and future Laws relating to Tenant's use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the "Building Rules" (as defined in Section 27
- Rules and Regulations); provided, however, that the foregoing shall not be interpreted to require Tenant to perform structural or capital work unless due to Tenant's specific use of the Premises. Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. Without limiting the foregoing, the Premises shall not be used for educational activities, practice of medicine or any of the healing arts, providing social services, for any governmental use (including embassy or consulate use), or for personnel agency, customer service office, studios for radio, television or other media, travel agency or reservation center operations or uses. Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning ("HVAC"), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building ("BUILDING SYSTEMS"), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated capacity of the circuit.

      5.2 HAZARDOUS MATERIALS.

            (a) DEFINITIONS.

                 (1) "HAZARDOUS MATERIALS" shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.9601 ET SEQ., and the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 ET SEQ., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

                 (2) "ENVIRONMENTAL REQUIREMENTS" shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

                 (3) "HANDLED BY TENANT" and "HANDLING BY TENANT" shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, "REPRESENTATIVES") or its guests, customers, invitees, or visitors (collectively, "VISITORS"), at or about the Premises in connection with or involving Hazardous Materials.

                 (4) "ENVIRONMENTAL LOSSES" shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

                 (b) TENANT'S COVENANTS. No Hazardous Materials shall be Handled by Tenant at or about the Premises or Property without Landlord's prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord's requirements, all in Landlord's absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies ("PERMITTED HAZARDOUS MATERIALS"), may be used and stored at the Premises without Landlord's prior written consent, provided that Tenant's activities at or about the Premises and Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant's Representatives and Visitors, and all of Tenant's obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

                 (c) COMPLIANCE. Tenant shall at Tenant's expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant's quiet enjoyment of the Property or Landlord's use, operation, leasing and sale of the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord's administrative costs) in connection therewith shall be payable by Tenant on demand.

                 (d) LANDLORD'S RIGHTS. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time upon advance notice to Tenant and accompanied by a representative of Tenant, unless no representative of Tenant meets Landlord's representative at the scheduled time (provided, in the event of an emergency Landlord shall have the right to enter the Premises at any time without notice to Tenant, and without being accompanied by a representative of Tenant) (i) to confirm Tenant's compliance with the provisions of this Section 5.2, and (ii) to perform Tenant's obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord's consultants' fees and all costs incurred by Landlord in performing Tenant's obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant's business caused by Landlord's entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

                 (e) TENANT'S INDEMNIFICATION. Tenant agrees to indemnify, defend and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys', experts' and consultants' fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant's failure to comply in full with all Environmental Requirements with respect to the Premises.

                 (f) LANDLORD'S RESPONSIBILITIES. Landlord shall not use any of the Land or Building for any activities involving the use, generation, handling, release, threatened release, treatment, storage, discharge, disposal or transportation of any Hazardous Materials, except in such quantity or concentration that is customarily used, stored or disposed in the ordinary course of the business so long as such activity duly complies with applicable Laws and good business practice. If Landlord violates the foregoing covenant resulting in an Environmental Claim (as hereinafter defined) with respect to the Premises, then Landlord agrees to (a) notify Tenant immediately of any such Environmental Claim and (b) clean up any contamination in full compliance with all applicable Laws. "Environmental Claim" means any claim, demand, action, cause of action, suit, fine, penalty, expense, liability, criminal liability, judgment, or governmental investigation relating to remediation or compliance with requirements of Laws covering Hazardous Materials. The term "Environmental Claim" also includes any costs incurred in responding to efforts to require remediation and any claim based upon any asserted or actual breach or violation of any requirements of any Laws covering Hazardous Materials.

6.    ALTERATIONS.

      6.1 Tenant shall not make any alterations, improvements or changes to the Premises (including installation of any security system or telephone or data communication wiring) ("ALTERATIONS"), without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding any other provision contained herein, Tenant shall not be required to obtain Landlord's prior consent for minor, non-structural Alterations that (a) do not affect any of the Building Systems, (b) are not visible from the exterior of the Premises, and (c) cost less than Twenty-Five Thousand Dollars ($25,000), so long as Tenant gives Landlord notice of the proposed Alterations at least ten (10) days prior to commencing the Alterations and complies with all of the following provisions (except that Tenant shall not be required to obtain Landlord's approval of any plans or specifications therefor). Any such Alterations (whether or not requiring Landlord's prior approval) shall be completed by Tenant at Tenant's sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using new materials; (ii) in compliance with plans and specifications reasonably approved by Landlord;
(iii) in compliance with the construction rules and regulations reasonably promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant's work); and (v) subject to all conditions which Landlord may in Landlord's discretion reasonably impose. Such conditions may include requirements for Tenant to: (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant's contractors, subcontractors or design professionals) for Alterations costing more than Fifty Thousand and 00/100 Dollars ($50,000.00), except that a payment or performance bond shall not be required of Landlord's affiliated contractor, Commercial Interior Contractors; (ii) use contractors or subcontractors approved by Landlord in Landlord's reasonable discretion; and (iii) remove prior to or upon expiration or termination of the Term any Alterations (or portions thereof), which in Landlord's judgment are not typical office space improvements of a type and quality commonly installed in the Building and in comparable buildings in the vicinity, as may be designated by Landlord at the time that Landlord's consent to such Alteration was given (or, if later, within ten days after Landlord's receipt of Tenant's notice of the proposed Alteration). If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant's work, such work shall be performed at Tenant's expense by contractors designated by Landlord. Landlord's right to review and approve (or withhold approval of) Tenant's plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord's interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord's consent, all Alterations shall upon installation become part of the realty and be the property of Landlord. If Tenant elects to install supplemental air conditioning equipment, Landlord shall cooperate with Tenant to try to provide appropriate space in which to locate the equipment, in the plenum above the finished ceiling in the Premises or in an appropriate mechanical equipment room in the Building (or on the roof of the Building or at such other location in or near the Building as may be agreed by Landlord and Tenant), provided that (i) appropriate space is available for such use by Tenant, (ii) the proposed installation and equipment won't interfere with any of the Building Systems or interfere with rights of others in the Building and is otherwise acceptable to and approved by Landlord as provided above, and (iii) any such installation and use thereof shall be at Tenant's sole cost and expense.

      6.2 Before making any Alterations, Tenant shall submit to Landlord for Landlord's prior reasonable approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor's license. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees (without additional mark-up by Landlord) charged by Landlord's contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations.

      6.3 Tenant shall keep the Premises and the Property free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord's administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2
- Interest). Tenant shall give Landlord at least ten (10) days' notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.

      6.4 Subject to the provisions of Section 5 - Use and Compliance with Laws and the foregoing provisions of this Section, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures ("TRADE FIXTURES") in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

7.    MAINTENANCE AND REPAIRS.

      7.1 By taking possession of the Premises Tenant agrees that the Premises are then in a good and tenantable condition. During the Term, Tenant at Tenant's expense but under the direction of Landlord (except that minor cosmetic repairs and maintenance shall not require direction from Landlord), shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in a first class condition, and keep the Premises in a clean, safe and orderly condition.

      7.2 Landlord shall maintain or cause to be maintained in a first class condition and repair, the structural portions of the Building, the roof, foundations, floors and exterior walls and windows of the Building, the Building Systems, and the public and common areas of the Property, such as elevators, stairs, corridors and restrooms. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allows a tenant to make repairs at its landlord's expense.

      7.3 Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant's obligations under this
Lease:

                 (a) To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Building, the fixtures and equipment therein, and the

Building Systems (except that Landlord shall not have any right under this provision materially to reduce the size of the Premises, or permanently, materially and adversely to affect Tenant's access to and use of the Premises, except only as may be required to comply with Laws or as a result of any casualty or Condemnation);

                 (b) To change the Building's name or street address; provided, however, that so long as Tenant continues to occupy at least 75% of the Premises free from sublease, assignment or other Transfer, Landlord shall not change the name of the Building to the name of a business competitor of Tenant specified on the list of competitors identified by Tenant in a written notice to Landlord, which notice may be updated by Tenant not more frequently than once every six months and shall at no time include more than ten competitors (and if the name of more than one operating unit, division or subsidiary of any particular business entity is a competitor Tenant wishes to list, Tenant shall specifically identify the operating unit, division or subsidiary and each such operating unit, division or subsidiary shall be counted separately as one of the maximum of ten competitors to be included on Tenant's list at any one time);

                 (c) To install and maintain any and all signs on the exterior and interior of the Building; provided, however, that so long as Tenant continues to occupy at least 75% of the Premises free from sublease, assignment or other Transfer, Landlord shall not install on the exterior of the Building identification signage of a business competitor of Tenant specified on any current list of competitors delivered by Tenant to Landlord as described in
Section 7.3(b) above (but including the name of a competitor on the proposed sign monument referred to in Section 41 shall not be prohibited by this provision);

                 (d) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas (including the Parking Facility) and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of common areas (except that Landlord shall not have any right under this provision materially to reduce the size of the Premises, or permanently, materially and adversely to affect Tenant's access to and use of the Premises, except only as may be required to comply with Laws or as a result of any casualty or Condemnation); and

                 (e) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively "CONTROLS"), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto.

      In connection with any work performed by Landlord pursuant to paragraphs
(a) or (d) of this Section 7.3, Landlord shall use reasonable efforts to minimize interference with the conduct of Tenant's business in the Premises to the extent reasonably practicable under the circumstances. Notwithstanding the foregoing, however, if such work prevents Tenant from reasonably using a material portion of the Premises, and Tenant in fact ceases to use such portion of the Premises, for an uninterrupted period in excess of five (5) Business Days, Tenant shall be entitled to an abatement of Base Rent and Additional Rent with respect to the portion of the Premises that Tenant is so prevented from using and in fact not using, with the abatement commencing on the sixth (6th)

Business Day of the period and continuing until Tenant is no longer so prevented from using such portion of the Premises (or any earlier date on which Tenant actually uses such portion of the Premises for any purpose). Notwithstanding Tenant's entitlement to rent abatement under the preceding provisions, Tenant shall continue to pay Tenant's then current rent until such time as Landlord and Tenant agree on the amount of the rent abatement. If Landlord and Tenant are unable to agree on the amount of such abatement within ten (10) Business Days of the date they commence negotiations regarding the abatement, then either party may submit the matter to binding arbitration pursuant to Sections 1280 ET SEQ. of the California Code of Civil Procedure.

8. TENANT'S TAXES. "TENANT'S TAXES" shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant's personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord's receipt of any rent payable by Tenant pursuant to the terms of this Lease ("RENTAL TAX"), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant's personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant's Taxes before delinquency (and, at Landlord's request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant's Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord's payment to the date of Tenant's reimbursement.

9.    UTILITIES AND SERVICES.

      9.1 DESCRIPTION OF SERVICES. Landlord shall furnish to the Premises reasonable amounts of electricity, water, and janitorial service. Landlord shall also provide the Building with normal fluorescent tube replacement, window washing, elevator service, and common area toilet room supplies. Landlord shall furnish reasonable amounts of heat, ventilation and air-conditioning during the Business Hours specified in the Basic Lease Information ("BUSINESS HOURS") on weekdays except public holidays ("BUSINESS DAYS"). Any additional utilities or services that Landlord may agree to provide (including lamp or tube replacement for other than Building Standard lighting fixtures) shall be at Tenant's sole expense.

      9.2   PAYMENT FOR ADDITIONAL UTILITIES AND SERVICES.

                 (a) Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing HVAC service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord.

                 (b) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises beyond what is normally used in comparable office space by a typical and reasonable computer software company at the date of this Lease, or
(ii) the occupancy of the Premises by more than one person per 150 square feet of rentable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

                 (c) If Tenant's usage of electricity, water or any other utility service exceeds the use of such utility Landlord determines to be typical, normal and customary for the Building, Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord's request but at Tenant's expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant's business (including hours of operation).

      9.3 INTERRUPTION OF SERVICES. In the event of an interruption in, or failure or inability to provide any of the services or utilities described in
Section 9.1 - "Description of Services" (a "SERVICE Failure"), such Service Failure shall not, regardless of its duration, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant or, except as provided herein, entitle Tenant to an abatement of rent or to terminate this Lease.

                 (a) If any Service Failure not caused by Tenant or its Representatives prevents Tenant from reasonably using a material portion of the Premises and Tenant in fact ceases to use such portion of the Premises, Tenant shall be entitled to an abatement of Base Rent and Additional Rent with respect to the portion of the Premises that Tenant is prevented from using by reason of such Service Failure in the following circumstances: (i) if Landlord fails to commence reasonable efforts to remedy the Service Failure within ten (10) Business Days following the occurrence of the Service Failure, and such failure has persisted and continuously prevented Tenant from using a material portion of the Premises during that period, the abatement of rent shall commence on the eleventh Business Day following the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises; and (ii) if the Service Failure in all events is not remedied within thirty (30) days following the occurrence of the Service Failure and Tenant in fact does not use such portion of the Premises for an uninterrupted period of thirty (30) days or more by reason of such Service Failure, the abatement of rent shall commence no later than the thirty-first day following the occurrence of the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises.

                 (b) If a Service Failure is caused by Tenant or its Representatives, Landlord shall nonetheless remedy the Service Failure, at the expense of Tenant (to the extent that Landlord does not receive insurance proceeds indemnifying Landlord against such expense), pursuant to Landlord's maintenance and repair obligations under Section 7 - "Maintenance and Repair" or
Section 12.1 - "Landlord's Duty to Repair," as the case may be, but Tenant shall not be entitled to an abatement of rent or to terminate this Lease as a result of any such Service Failure.

                 (c) Notwithstanding Tenant's entitlement to rent abatement under the preceding provisions, Tenant shall continue to pay Tenant's then current rent until such time as Landlord and Tenant agree on the amount of the rent abatement. If Landlord and Tenant are unable to agree on the amount of such abatement within ten (10) Business Days of the date they commence negotiations regarding the abatement, then either party may submit the matter to binding arbitration pursuant to Sections 1280 ET SEQ. of the California Code of Civil Procedure.

                 (d) In addition to the foregoing provisions, if there is a Service Failure not caused by Tenant or its Representatives and such Service Failure prevents Tenant from conducting its business in the Premises in the manner in which Tenant intends to conduct such business, and (i) Landlord fails to commence reasonable efforts to remedy the Service Failure within ninety (90) days following the occurrence of the Service Failure, or (ii) the Service Failure in all events is not remedied within one (1) year following its occurrence and Tenant in fact does not conduct any business in the Premises for an uninterrupted period of one (1) year or more, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within ten (10) Business Days following the event described in clauses (i) or (ii) above giving rise to the right to terminate.

                 (e) Where the cause of a Service Failure is within the control of a public utility or other public or quasi-public entity outside Landlord's control, notification to such utility or entity of the Service Failure and request to remedy the failure shall constitute "reasonable efforts" by Landlord to remedy the Service Failure.

                 (f) Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such interruption, failure or inability.

10.   EXCULPATION AND INDEMNIFICATION.

      10.1 LANDLORD'S INDEMNIFICATION OF TENANT. Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys' fees and costs incurred in defending against the same ("CLAIMS") asserted by any third party against Tenant for loss, injury or damage, to the extent such loss, injury or damage is caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives.

      10.2 TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall indemnify, protect, defend and hold Landlord harmless from and against Claims arising from
(a) the acts or omissions of Tenant or Tenant's Representatives or Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), excluding any work performed by Landlord or Landlord's contractors or employees, or (c) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term, excepting only Claims described in this clause (c) to the extent they are caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives.

      10.3 DAMAGE TO TENANT AND TENANT'S PROPERTY. Landlord shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant's property in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property). Tenant hereby waives all claims against Landlord for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, including any loss, injury or damage caused by Landlord's negligence (active or passive) or willful misconduct. The foregoing provisions of this
Section 10.3 shall not affect Landlord's indemnification of Tenant as provided in Section 10.1. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord or Tenant be liable to the other party for any punitive or consequential damages or damages for loss of business by Tenant or Landlord except for any liability which Tenant might have for holding over in the Premises beyond the expiration of the Term in accordance with the provisions of Section 19.2 of this Lease.

      10.4 SURVIVAL. The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.

11.   INSURANCE.

      11.1  TENANT'S INSURANCE.

                 (a) LIABILITY INSURANCE. Tenant shall maintain in full force throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars
 ($2,000,000.00) each occurrence for bodily injury and property damage combined, Two Million Dollars ($2,000,000.00) annual general aggregate, and Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant's liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant's use or occupancy of the Premises or the Property; and (v) extend coverage to cover liability for the actions of Tenant's Representatives and Visitors. Each policy of liability insurance required by this Section shall: (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (iv) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, its partners, property managers and Mortgagees; and (v) name Landlord, its partners, the Property Manager identified in the Basic Lease Information (the "PROPERTY MANAGER"), and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 11 85 promulgated by the Insurance Services Office.

                 (b) PROPERTY INSURANCE. Tenant shall at all times maintain in effect with respect to any Alterations and Tenant's Trade Fixtures and personal property, commercial property insurance providing coverage, on an "all risk" or "special form" basis, in an amount equal to at least 90% of the full replacement cost of the covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant's Trade Fixtures or personal property.

                 (c) REQUIREMENTS FOR ALL POLICIES. Each policy of insurance required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant's sole cost and expense, and (iii) require at least thirty (30) days' written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of "A" or better and financial size category ratings of "VII" or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall not exceed $5,000. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid.

                 (d) UPDATING COVERAGE. Tenant shall increase the amounts of insurance as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord's insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant's insurance shall not limit the liability of Tenant under this Lease.

                 (e) CERTIFICATES OF INSURANCE. Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord's request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

      11.2 LANDLORD'S INSURANCE. During the Term, to the extent such coverages are available at a commercially reasonable cost, Landlord shall maintain in effect insurance on the Building with responsible insurers, on an "all risk" or "special form" basis, insuring the Building and the Tenant

Improvements in an amount equal to at least 90% of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts. As of the date of this Lease Landlord carries Workers' Compensation insurance on any employees of Landlord; an employee dishonesty policy covering, among other things, the theft of trade secrets; and boiler and machinery coverage; provided, however, Landlord reserves the right to add to, delete, and change the limits of such coverage. Landlord shall maintain in full force throughout the Term, commercial general liability insurance providing coverage with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined covering the Property (the cost of the premiums for which shall be included in Operating Costs).

      11.3 MUTUAL WAIVER OF RIGHT OF RECOVERY & WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any right of recovery against each other and the partners, managers, members, shareholders, officers, directors and authorized representatives of each other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12.   DAMAGE OR DESTRUCTION.

      12.1  LANDLORD'S DUTY TO REPAIR.

                 (a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty then, within thirty (30) days following the date of any such damage, Landlord shall notify Tenant of Landlord's good faith best estimate of the time required to repair such damage in the manner described herein. Unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 - Landlord's Right to Terminate and 12.3 - Tenant's Right to Terminate, Landlord shall, at its expense, promptly use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws, using materials and workmanship equal to or better than those originally incorporated into the Building and the Premises; provided, however, that in no event shall Landlord have any obligation for repair or restoration: (i) beyond the extent of the sum of (x) the insurance proceeds received by Landlord for such repair or restoration plus (y) $50,000, or (ii) for any of Tenant's personal property, Trade Fixtures or Alterations.

                 (b) If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant's Base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord's repair of the affected portion of the Premises as required under this Lease. In no event shall

Landlord be liable to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

      12.2 LANDLORD'S RIGHT TO TERMINATE. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

                 (a) If, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within one (1) year from the date of the casualty;

                 (b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason (except for Landlord's failure to maintain the insurance coverage required to be maintained by Landlord under this Lease), made available to Landlord from Landlord's insurance policies (and/or from Landlord's funds made available for such purpose, at Landlord's sole option) to make the required repairs, and the anticipated cost of repair and restoration will exceed the sum of (x) the insurance proceeds received by Landlord for such repair or restoration plus (y) $50,000;

                 (c) If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed thirty three percent (33%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

                 (d) If the fire or other casualty occurs during the last year of the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within one hundred and twenty (120) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above; provided, however, that Landlord shall not elect to terminate this Lease unless Landlord also exercises whatever rights Landlord has to terminate the leases of all other tenants in the Building similarly affected by the damage or destruction.

      12.3 TENANT'S RIGHT TO TERMINATE. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease as follows:

                 (a) If Landlord's estimate of the time required to complete Landlord's repair obligations under this Lease is greater than one (1) year, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord's notice to Tenant pursuant to Section 12.2 - Landlord's Right to Terminate.

                 (b) Where neither party had the right to terminate this Lease pursuant to Subsections 12.2(a) and 12.3(a), but Landlord does not substantially complete its repair work within eighteen (18) months from the date of the casualty, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within ten (10) days after such eighteen (18) month period.

      12.4 WAIVER. Landlord and Tenant each hereby waive the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 - Landlord's Right to Terminate and 12.3 - Tenant's Right to Terminate.

13.   CONDEMNATION.

      13.1  DEFINITIONS.

                 (a) "AWARD" shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

                 (b) "CONDEMNATION" shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power ("CONDEMNOR"), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

                 (c) "DATE OF CONDEMNATION" shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

      13.2  EFFECT ON LEASE.

                 (a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant's continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

                 (b) If twenty-five percent (25%) or more of the Land or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

                 (c) If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

      13.3 RESTORATION. If this Lease is not terminated as provided in Section
13.2 - Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord's obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant's personal property, Trade Fixtures, or Alterations.

      13.4 ABATEMENT AND REDUCTION OF RENT. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of Rentable Area so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant's use of the Premises.

      13.5 AWARDS. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, Trade Fixtures or Alterations.

      13.6 WAIVER. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14.   ASSIGNMENT AND SUBLETTING.

      14.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant's interest under this Lease (each and all a "TRANSFER"), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14) shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant's interest under this Lease.

      14.2  REASONABLE CONSENT.

                 (a) Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a "PROPOSED TRANSFEREE"); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income statements for the last two years and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within ten (10) Business Days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section
14.7 - Landlord's Right to Space.

                 (b) Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee's business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant in the Project, (iv) the proposed Transfer would violate any "exclusive" rights of any tenants in the Project, (v) Landlord or Landlord's agent has exchanged proposals with the Proposed Transferee or the Proposed Transferee's agent concerning leasing of space in the Project by the Proposed Transferee, at any time within the preceding six (6) months, or (vi) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or increasing the expenses associated with operating, maintaining and repairing the Property. In no event may Tenant advertise all or any portion of the Premises for assignment or sublease at a rental less than that being sought by Landlord for a direct lease (non sublease) of comparable space in the Project.

      14.3 EXCESS CONSIDERATION. If Landlord consents to the Transfer, Tenant shall pay to Landlord as additional rent, within ten (10) days after receipt by Tenant, fifty percent (50%) of any consideration (less transaction costs and the unamortized portion of Tenant's Investment, as provided below) paid by any transferee (the "TRANSFEREE") for the Transfer, including, in the case of a sublease, the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space. The unamortized portion of "Tenant's Investment" shall be equivalent to a $0.13 per rentable square foot per month increase in Base Rent with respect to the space subject to the Transfer, over the term of the Sublease or, with respect to an Assignment, the balance of the Term. If consideration for the Transfer is paid in more than one installment, the transaction costs shall be allocated between or among the installments on a pro rata basis (against each installment in the same proportion as the installment bears to the total consideration).

      14.4 NO RELEASE OF TENANT. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord's express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

      14.5 EXPENSES AND ATTORNEYS' FEES. Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys' fees not to exceed One Thousand Five Hundred and 00/100 Dollars [$1,500.00] per transaction) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord's rights in connection with, any security interest in any of Tenant's property at the Premises).

      14.6 EFFECTIVENESS OF TRANSFER. Prior to the date on which any permitted Transfer (whether or not requiring Landlord's consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord's standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

      14.7  LANDLORD'S RIGHT TO SPACE.

                 (a) Notwithstanding any of the above provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer (other than a Transfer to an "Affiliate" pursuant to Section 14.9 below), Landlord, in lieu of consenting to such Transfer, may elect (x) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (y) in the case of a sublease of less than the entire Premises, to terminate this Lease as it relates to the space proposed to be subleased by Tenant. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant's Share under this Lease shall be proportionately reduced) on the date the Transfer was proposed to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

                 (b) Notwithstanding any of the above provisions of Section 14.7
(a) to the contrary, so long as Security Dynamics Technologies, Inc. shall continue to occupy a portion of the Premises (it being intended that all rights pursuant to this Section 14.7(b) are and shall be personal to the original Tenant under this Lease and shall not be transferable or exercisable for the benefit of any Transferee), and provided Tenant is not in default under this Lease at the time of the proposal to sublease, Landlord shall have the right to terminate this Lease (only as to the space proposed to be subleased) pursuant to the provisions of Section 14.7 (a) only if the space proposed to be subleased by Tenant shall consist of one entire floor of the Premises, or more.

      14.8 ASSIGNMENT OF SUBLEASE RENTS. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant's obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

      14.9 TRANSFER TO AFFILIATE. Notwithstanding the foregoing provisions of this Section 14 to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof, upon fourteen (14) days prior written notice to Landlord, without Landlord's consent, to any corporation or other entity which controls, is controlled by, or is under common control with Tenant, or to any corporation or other entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires substantially all the assets of Tenant as a going concern (collectively, an "Affiliate"), provided that the Affiliate assumes in writing all of Tenant's obligations under this Lease, and provided such transaction is not a subterfuge.

15.   DEFAULT AND REMEDIES.

      15.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" by Tenant:

                 (a) Tenant fails to make any payment of rent when due, or any amount required to replenish the security deposit as provided in Section 4 above, if payment in full is not received by Landlord within five (5) days after written notice that it is due.

                 (b) [Intentionally deleted].

                 (c) Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20 and 21 below.

                 (d) Tenant violates the restrictions on Transfer set forth in
Section 14 - Assignment and Subletting.

                 (e) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights; all or substantially all of Tenant's assets are subject to judicial seizure or attachment and are not released within 30 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets.

                 (f) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated.

                 (g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within fifteen (15) days after notice to Tenant or, if such failure cannot be cured within such fifteen (15)-day period, Tenant fails within such fifteen (15)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice; provided, however, that if Landlord in Landlord's reasonable judgment determines that such failure cannot or will not be cured by Tenant within such ninety (90) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

                 (h) Tenant shall be in default, beyond any applicable grace or cure period, under the terms of any lease by and between Tenant (or any subsidiary, parent or affiliate) and Landlord (or any other entity having William Wilson & Associates, or any entity controlled, directly or indirectly, by it, as a partner, majority shareholder or manager).

      15.2 REMEDIES. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

                 (a) Landlord may terminate Tenant's right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant's account, storage of Tenant's personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises. Upon such termination in writing of Tenant's right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).

                 (b) Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

                 (c) Landlord may cure the Event of Default at Tenant's expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

                 (d) Landlord may remove all Tenant's property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant's property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant's outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

16.   LATE CHARGE AND INTEREST.

      16.1 LATE CHARGE. If any payment of rent is not received by Landlord within five (5) days after written notice from Landlord to Tenant that the payment is past due, Tenant shall pay to Landlord on demand as a late charge an additional amount equal to four percent (4%) of the overdue payment; provided, however, if Landlord has given Tenant written notice two (2) or more times in any consecutive twelve (12) month period that a payment of rent is past due, then Tenant shall pay to Landlord on demand commencing with the third (3rd) past due payment in any twelve (12) month period, and continuing with each past due payment thereafter in such twelve (12) month period, as a late charge an additional amount equal to four percent (4%) of the overdue payment without any requirement of additional notice that such payment is past due. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

      16.2 INTEREST. In addition to the late charges referred to above, which are intended to defray Landlord's costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord's option bear interest from the date due until paid to Landlord by Tenant at a floating rate equal to the per annum prime rate published in the Wall Street Journal (or the then substantial equivalent, as reasonably determined by Landlord), plus two percent (2%) per annum, or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the "INTEREST RATE"). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant's default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17. WAIVER. No provisions of this Lease shall be deemed waived by either Landlord or Tenant unless such waiver is in a writing signed by the other party hereto. The waiver by either

Landlord or Tenant of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of either Landlord or Tenant upon any default by the other party hereto shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. The consent to or approval of any act by a party hereto requiring the other party's consent or approval shall not be deemed to waive or render unnecessary the consent to or approval of any subsequent act by the party hereto seeking consent or approval.

18. ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times and accompanied by a representative of Tenant, unless no representative of Tenant meets Landlord's representative at the scheduled time (provided, in the event of an emergency Landlord shall have the right to enter the Premises at any time without notice to Tenant, and without being accompanied by a representative of Tenant), to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord's entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease.

19.   SURRENDER AND HOLDING OVER.

      19.1 SURRENDER. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant's personal property and any Trade Fixtures and all Alterations to the extent such Alterations may be required to be removed pursuant to the provisions Section 6.1 of this Lease, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord's notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord's removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant's possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant's obligations under this Section shall survive the expiration or termination of this Lease.

      19.2 HOLDING OVER. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant's holding over shall be twice the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal of this Lease; and nothing contained in this provision shall be deemed to waive Landlord's right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant's failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

20.   ENCUMBRANCES.

      20.1 SUBORDINATION. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded ("ENCUMBRANCE"); provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) days after written request therefor by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance, and so long as such holder is an "Institutional Lender", then in a form used by such Institutional Lender for tenants of comparable financial capability as Tenant, and occupying similar sized space as Tenant. For the purposes of this Section an "Institutional Lender" is a bank, insurance company, savings and loan, pension fund, or similar financial institution regularly making commercial real estate loans secured by income producing property. If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately and automatically attorn to the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease. Landlord agrees to use reasonable good faith efforts to obtain, at Tenant's cost and expense, within 30 days after execution of this Lease, a Subordination, Attornment and Non-Disturbance Agreement (the "SNDA") from the holder of any Encumbrance existing at the date of this Lease pursuant to the provisions contained above. If Landlord does not do so, then Tenant shall have the right to terminate this Lease, by and upon written notice delivered to Landlord within ten days after the 30th day following execution of this Lease.

      20.2 MORTGAGEE PROTECTION. Tenant agrees to give any holder of any Encumbrance covering any part of the Property ("MORTGAGEE"), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21.   ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

      21.1 ESTOPPEL CERTIFICATES. Within twenty (20) days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the Term, the monthly Base Rent, the date to which rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any). Tenant irrevocably constitutes, appoints and authorizes Landlord as Tenant's special attorney-in-fact for such purpose to complete, execute and deliver such certificate if Tenant fails timely to execute and deliver such certificate as provided above. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) days after Landlord's second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant's failure or refusal to timely execute or deliver such estoppel certificate.

      21.2 FINANCIAL STATEMENTS. Within ten (10) days after written request therefor, but not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet and a statement of profit and loss) of Tenant (and of each guarantor of Tenant's obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant's normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee.

22. NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party's address for notices set forth in the Basic Lease Information. Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt); or (b) one (1) day after acceptance by the independent service for delivery, if sent by independent messenger or courier service, or three (3) days after mailing if sent by mail in accordance with this Section. Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23. ATTORNEYS' FEES. In the event of any litigation or arbitration regarding any rights and obligations under this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs in addition to any other relief which may be granted. The "prevailing party" will be determined by the court before whom the action was brought based upon the court's assessment of which party's major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party's major arguments or positions taken on major disputed issues in the court's decision.

24. QUIET POSSESSION. Subject to Tenant's full and timely performance of all of Tenant's obligations under this Lease and subject to the terms of this Lease, including Section 20 - Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25. SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Property, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to inconvenience tenants of the Building unreasonably. If Landlord uses an access card system, Landlord may require Tenant to pay Landlord a deposit for each after-hours Building access card issued to Tenant. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Landlord may retain the deposit for any card not so returned. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant's Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant's use or enjoyment of the Premises. Tenant shall have the right, at Tenant's sole cost and expense, and subject to Landlord's prior written approval in accordance with the provisions of Section 6.1 of this Lease, to install security measures or devices at the Premises.

26. FORCE MAJEURE. If either Landlord or Tenant is delayed, interrupted or prevented from performing any of its obligations under this Lease (other than, with respect to Tenant the payment of Base Rent, Additional Rent or any other charge payable by Tenant to Landlord under this Lease), and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, labor dispute, unavailability of materials or any cause outside the reasonable control of Landlord or Tenant, then the time for performance of the affected obligations of Landlord or Tenant, as the case may be, shall be extended for a period equivalent to the period of such delay, interruption or prevention. The inability to pay money shall in no event constitute force majeure.

27. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as EXHIBIT C to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the "BUILDING RULES"). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

28. LANDLORD'S LIABILITY. The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord's partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord's obligations or actions under this Lease.

29.   CONSENTS AND APPROVALS.

      29.1 DETERMINATION IN GOOD FAITH. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord's consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

      29.2 NO LIABILITY IMPOSED ON LANDLORD. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30. BROKERS. Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the "BROKER") in accordance with Landlord's separate written agreement with the Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant's behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant's Representatives.

31. [INTENTIONALLY DELETED] .

32. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

33. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - Assignment and Subletting and Section 28 - Landlord's Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term "including" is used in this Lease, it shall be interpreted as meaning "including, but not limited to" the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease.

34. AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

      IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

TENANT:                              LANDLORD:

SECURITY DYNAMICS TECHNOLOGIES,      PENINSULA OFFICE PARK ASSOCIATES, L.P.
INC., a Delaware corporation         a California limited partnership

                                     By: Peninsula Office Park Investors, LLC
By: _____________________________        a California limited liability company
                                         Sole General Partner
    Name: _______________________

    Title: ______________________
                                         By: Opportunity Capital Partners III,
                                             LLC a California limited liability
By: /s/ A. W. Coviello, Jr.                  company Manager
    _____________________________

    Name: A. W. Coviello, Jr.
          _______________________

    Title: C.O.O.
           ______________________          By: /s/ William Wilson III
                                               ____________________________
                                               William Wilson III, Manager


                                           By: /s/ Stephen J. Pilch
                                               ____________________________
                                               Stephen J. Pilch, Manager

                                    EXHIBIT A

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                          DATED AS OF DECEMBER 19, 1997
                                     BETWEEN
              PENINSULA OFFICE PARK ASSOCIATES, L.P., AS LANDLORD,
                                       AND
            SECURITY DYNAMICS TECHNOLOGIES, INC., AS TENANT ("LEASE")

                                  THE PREMISES

                          [FLOOR PLAN SHOWING LOCATION
                          AND CONFIGURATION OF PREMISES
                                TO BE INSERTED.]

                                                                 INITIALS:

                                                                 Landlord ______
                                                                 Tenant   ______


                                Exhibit A, Page 1

                                    EXHIBIT B

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                          DATED AS OF DECEMBER 19, 1997
                                     BETWEEN
              PENINSULA OFFICE PARK ASSOCIATES, L.P., AS LANDLORD,
                                       AND
            SECURITY DYNAMICS TECHNOLOGIES, INC., AS TENANT ("LEASE")

                               CONSTRUCTION RIDER

      LANDLORD'S WORK IN COMMON AREAS. Landlord shall upgrade the restrooms on the third floor of the Building to comply with current criteria for the Americans with Disabilities Act ("Landlord's Work"), at such time during 1998 as Landlord may elect and as may be needed to comply with Landlord's agreement with the City of San Mateo regarding such work. Landlord shall use reasonable efforts to coordinate Landlord's Work with the design and construction of the Tenant Improvements to be constructed and installed in the Premises as provided in this Construction Rider, and to cause Landlord's Work to be substantially completed at or prior to the time the Tenant Improvements are substantially completed. Tenant acknowledges and agrees that Landlord's failure or inability to cause Landlord's Work to be substantially completed at or prior to the time of substantial completion of the Tenant Improvements shall not delay commencement of the Term of the Lease or any of Tenant's obligations to pay Rent as provided in the Lease, and shall not entitle Tenant to terminate the Lease. Tenant shall cooperate with Landlord to help coordinate Landlord's Work with the design and construction of the Tenant Improvements to permit Landlord's Work and the Tenant Improvements to be scheduled and performed in an efficient and economical manner.

      1. LEASE STRICTLY "AS IS". Tenant has thoroughly examined and inspected the Premises and has elected to lease the Premises from Landlord pursuant to the terms, conditions and provisions of the Lease on a strictly "AS IS" basis, without any tenant improvement allowance from Landlord. Landlord shall have no obligation to perform any renovations, tenant improvements or other work to prepare the Premises for use or occupancy by Tenant.

      2. TENANT IMPROVEMENTS. Tenant shall construct and install in the Premises the improvements and fixtures provided for in this Construction Rider ("Tenant Improvements"). Tenant shall enter into a construction contract with Commercial Interior Contractors ("CIC"), an affiliate of Landlord, to construct the Tenant Improvements. The construction contract between Tenant and CIC shall provide that CIC shall commence construction of the Tenant Improvements when Landlord tenders possession of the Premises to Tenant (after the Existing Tenant has vacated the Premises), or as soon thereafter as may be reasonably practicable. Tenant shall be responsible to pay for the entire cost of Tenant Improvements in accordance with the provisions of Paragraph 2.3 of this Construction Rider.


                                Exhibit B, Page 1

                 2.1. PLANS. Tenant will contract with a professional space planner ("Space Planner") selected by Tenant, subject to Landlord's reasonable approval, to provide interior space planning, programming, construction documentation and construction administration services. Tenant will consider using the space planning and architectural services of Gensler and Associates, who have been retained by Landlord as the architect for the Building ("Building Architect"). Tenant shall cause the Space Planner to prepare a conceptual space plan ("Space Plan") for the Premises. Tenant shall devote such consultation time with Landlord and the Space Planner, and shall furnish the Space Planner such information, as may be necessary to finalize the Space Plan, including but not limited to:

                  (a) Any requirements of Tenant for Above-Standard Tenant Improvements.

                  (b) Special loading and floor requirements, such as the location of cabinets, safes, file systems or special equipment.

                  (c)   Openings in the walls or floors.

                  (d)   Special electrical, HVAC, plumbing work or UPS systems.

                  (e) Location and dimensions of telephone equipment rooms, and telephone, data and electrical outlets.

                  (f) Location and type of partitions, including doors and hardware.

                  (g) Special cabinet work or other millwork or millwork-related items.

                  (h)   Variations from standard ceiling heights.

                  (i)   Color selection for painted areas.

                  (j) Selection of floor coverings and any special wall or interior window coverings; provided, however, that Building Standard window coverings shall be used on all exterior windows.

                 Tenant shall deliver Tenant's Space Plan to Landlord within forty five (45) days after the date on which Landlord delivers a fully executed copy of this Lease to Tenant. Within five (5) Business Days after receipt of Tenant's Space Plan, Landlord shall either (i) approve Tenant's Space Plan, which approval shall not be unreasonably withheld, or (ii) notify Tenant in writing of specific requests for changes and corrections as may be necessary to ensure compatibility with the Building and to receive approval from Landlord. If Landlord has requested changes or corrections, Tenant shall revise the proposed Space Plan accordingly and


                                Exhibit B, Page 2
deliver Tenant's revised Space Plan to Landlord within five (5) Business Days after receipt of Landlord's request. Within three (3) Business Days after receipt of Tenant's revised Space Plan, Landlord shall either approve the revised Space Plan or specify needed changes or corrections as described above (and the process shall continue as needed to obtain Landlord's approval).

                 Within forty-five (45) days after Landlord's approval of the final Space Plan, Tenant shall cause Space Planner to prepare and deliver to Landlord detailed plans and specifications ("Working Drawings and Specifications") in form and substance sufficient to satisfy all applicable requirements for issuance of all requisite governmental approvals and permits and sufficient to permit the construction of the Tenant Improvements by CIC. Within ten (10) Business Days after receipt of the Working Drawings and Specifications, Landlord shall either (i) approve the Working Drawings and Specifications, or (ii) notify Tenant in writing of the changes or corrections needed to ensure compatibility with the Building and to receive approval from Landlord. If Landlord has requested changes or corrections, Tenant shall revise the Working Drawings and Specifications accordingly and deliver Tenant's revised to Landlord within five (5) Business Days after receipt of Landlord's request. Within three (3) Business Days after receipt of Tenant's revised Working Drawings and Specifications, Landlord shall either approve the revised Working Drawings and Specifications or specify needed changes or corrections as described above (and the process shall continue as needed to obtain Landlord's approval). The revised Working Drawings and Specifications, as approved by Tenant and Landlord, are hereinafter referred to as the "Final Working Drawings and Specifications".

                 Landlord and Tenant expect and assume that the Tenant Improvements will be fairly common and typical and of such type and scope that they can reasonably be expected to be completed within a construction period of less than twelve (12) weeks.

                 Once the Final Working Drawings and Specifications have been approved by Landlord, Tenant shall make no changes or modifications thereto without the prior written consent of Landlord, which consent shall not be unreasonably withheld, but may be withheld in Landlord's sole discretion if the proposed Change would require any changes to the Building's shell or core or if it would result in improvements of lower quality than the improvements currently existing in the Building. Any change Tenant requests be made to the Final Working Drawings and Specifications and approved by Landlord is hereby defined as "Change Order," and collectively called "Change Orders."

                 All Change Orders shall be signed by Landlord, Tenant, and CIC.

                 Additional interior decorating services and advice on the furnishing and decoration of the Premises, such as the selection of fixtures, furnishings, design of mill work or other Above-Standard Tenant Improvements required by Tenant, shall be provided by Tenant at its expense, but shall be subject to the reasonable approval of Landlord.


                                Exhibit B, Page 3

                 2.2. CONSTRUCTION.

                           (a) Upon approval by Landlord of the Final Working
Drawings and Specifications, Tenant shall enter into a construction contract with CIC in the form attached as Schedule 3 to the Construction Rider (Exhibit
B) of the 2955 Campus Drive Lease, providing for CIC to construct the Tenant Improvements under a guaranteed maximum price contract at competitive prices, with a fee not to exceed four percent (4%) of the cost of the work and a charge for general conditions not to exceed six percent (6%) of the cost of the work. Prior to CIC starting construction of Tenant Improvements Tenant shall supply to Landlord, at Tenant's cost, a builder's risk insurance policy for the full replacement cost of the Tenant Improvements, in which policy Landlord is named as beneficiary of such policy. Subcontracts will be competitively bid by CIC. Tenant shall have the right to review and approve subcontractors' written bids and contractor fees prior to the execution of a construction agreement with CIC. Tenant may add names to the subcontractor bid list prior to such subcontracts being put to bid, subject to Landlord's reasonable right to review and approve subcontractors based on their qualifications, including quality of work, creditworthiness, and experience. Tenant shall proceed diligently to cause the Tenant Improvements to be completed as promptly as may be reasonably practicable.

                           (b) Any alterations or improvements to the Premises
desired by Tenant other than the Tenant Improvements shall be made after the commencement of the term of the Lease and shall be subject to the provisions of
Section 6 - "Alterations" of the Lease.

                           (c) If Tenant has not Substantially Completed the
Tenant Improvements on or before the Scheduled Commencement Date specified in
Section 2 - Term; Possession of the Lease, then the Lease shall remain in full force and effect unless and until it is terminated under the express provisions of the next succeeding Paragraph.

                           Notwithstanding the foregoing, if the Commencement
Date has not occurred or been deemed to have occurred on or before March 1, 1999, either party, by written notice to the other party given within ten (10) days after March 1, 1999, may terminate this Lease without any liability to the other party.

                           (d) LANDLORD AND TENANT MEETINGS. Throughout the
period of design, development and construction of the Tenant Improvements Landlord shall use reasonable good faith efforts to meet weekly (whether in person or by telephone), at mutually acceptable times, with Tenant and its authorized representatives to discuss the scheduling and progress of the Tenant Improvements.

                 2.3. COST OF TENANT IMPROVEMENTS. Prior to entering into a construction contract with CIC Tenant shall provide Landlord with a copy of the Final Cost Estimate based upon the Final Working Drawings and Specifications approved by Landlord. As a material condition of Landlord entering into this Lease, Tenant shall contribute at least $10.00 per rentable square foot in the Premises ("Tenant's Construction Contribution") toward the cost of the construction and installation of the Tenant Improvements, and shall also pay all other or


                               Exhibit B, Page 4
additional costs of the design, construction and installation of the Tenant Improvements. Out of Tenant's Construction Contribution no more than $2.50 per rentable square foot in the Premises (the "Planning Contribution") may be used for professional services, such as space planning or preparation of working drawings and specifications, except to the extent Tenant's Construction Contribution exceeds $10.00 per rentable square foot in the Premises. Such Planning Contribution shall be paid by Tenant directly to the professionals performing such work. At the same time as Tenant pays the Planning Contribution to the professionals providing such services Tenant shall send Landlord a copy of the invoices from such professionals and a copy of Tenant's payment.

                 2.4. CHANGES. If Tenant requests any change, addition or alteration in or to any Final Working Drawings and Specifications ("CHANGES"), Tenant shall cause the Space Planner to prepare and submit to Landlord additional Plans implementing such Change. Within five (5) Business Days after receipt of the proposed Change, Landlord shall either (i) approve the Change or
(ii) notify Tenant in writing of specific requests for modifications as may be necessary to ensure compatibility with the Building and to receive approval from Landlord. No Changes shall be made without Landlord's approval.

      3. DELIVERY OF PREMISES. After the Existing Tenant has vacated the Premises, Landlord shall deliver possession of the Premises to Tenant. If (a) CIC has not Substantially completed the Tenant Improvements and (b) Landlord has not tendered possession of the Premises to Tenant on or before the Scheduled Commencement Date specified in Section 2 -"Term; Possession" of the Lease, neither Landlord nor its representatives shall be liable to Tenant for any damage resulting from the delay in delivering possession to Tenant and the Lease shall remain in full force and effect unless and until it is terminated under the express provisions of Paragraph 2.2 of this Exhibit B.

      4. ACCESS TO PREMISES. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant's sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry of the Premises by Tenant or its Representatives, except that Landlord shall be liable for injury, loss or damage to such Tenant's property to the extent caused by Landlord's gross negligence or willful misconduct.

      5. OWNERSHIP OF TENANT IMPROVEMENTS. All Tenant Improvements, whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease. Notwithstanding any other provisions of this Lease to the contrary, Landlord agrees that Tenant shall have the right, on or before the expiration or termination of the Term, to remove from the Premises all, or a portion of, the following: (a) carpet tiles, (b) movable walls, (c) supplemental air conditioning units installed by Tenant and which are not part of the Building Systems, (d) raised flooring, (e) Tenant's trade fixtures, (f) reception desk,
(g) audio visual equipment (including screens, monitors and projectors), (h)


                               Exhibit B, Page 5
security equipment, (i) demountable millwork which can be removed without damage to the walls, (j) and furniture. Tenant shall be responsible for repairing any damage to the walls (including the sheetrock) and to the Base Building Work arising out of such removal.

      6.    MISCELLANEOUS.

                 6.1 NO FEES TO LANDLORD. Except for any fees payable by Tenant to CIC, Landlord shall receive no other fee for supervision, profit, overhead or general conditions in connection with the design and construction of Tenant Improvements, nor shall Tenant be required to pay Landlord, Landlord's architect or Landlord's engineer for review of Tenant's plans.

                 6.2 NO MISCELLANEOUS CHARGES. Neither Tenant nor the Contractor (or any subcontractor) shall be charged for parking (to the extent parking is available) or for the use of electricity, water, HVAC, security elevators, and/or hoists during construction of Tenant Improvements or during Tenant's move-in.

                 6.3 DELIVERY OF DOCUMENTS TO LANDLORD. Tenant shall: (1) promptly deliver to Landlord copies of all "Plans and Specifications," "Change Orders, " "Contract Documents," "Applications" for progress payments and for the final payment, and the recorded "Notice of Completion" (all as defined under the Construction Contract); (2) deliver copies of all necessary building permits and governmental approvals prior to commencement of any work; and (3) upon request by Landlord from time to time deliver to Landlord evidence of insurance, copies of shop drawings, warranties, cut sheets, balancing reports, final inspection sign off, as built drawings and other documents to be delivered to the "Owner" by CIC pursuant to the provisions of the Construction Contract.

                                                                 INITIALS:

                                                                 Landlord ______
                                                                 Tenant   ______


                               Exhibit B, Page 6

                                    EXHIBIT C

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                          DATED AS OF DECEMBER 19, 1997
                                     BETWEEN
              PENINSULA OFFICE PARK ASSOCIATES, L.P., AS LANDLORD,
                                       AND
            SECURITY DYNAMICS TECHNOLOGIES, INC., AS TENANT ("LEASE")

                                 BUILDING RULES

      The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

      1. USE OF COMMON AREAS. Tenant will not obstruct the sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building ("COMMON AREAS"), and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord's opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

      2. NO ACCESS TO ROOF. Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant's expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys' fees, arising from any activities of Tenant or of Tenant's Representatives on the roof of the Building.

      3. SIGNAGE. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant's expense by a person approved by Landlord, which approval will not be unreasonably withheld.

      4. PROHIBITED USES. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant will not permit any food preparation on the Premises except that Tenant


                                Exhibit C, Page 1
may use Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

      5. JANITORIAL SERVICES. Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than Landlord's janitorial service, except with Landlord's prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant's carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

      6. KEYS AND LOCKS. Landlord will furnish Tenant, free of charge, two keys to each door or lock in the Premises. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

      7. FREIGHT. Upon not less than twenty-four hours prior notice to Landlord, which notice may be oral, an elevator will be made available for Tenant's use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

      8. NUISANCES AND DANGEROUS SUBSTANCES. Tenant will not conduct itself or permit Tenant's Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other Tenant or Landlord's property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant will not use or keep in the Premises or the Property any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or


                                Exhibit C, Page 2
permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein. Tenant will not bring or keep any animals in or about the Premises or the Property.

      9. BUILDING NAME AND ADDRESS. Without Landlord's prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant's business except as Tenant's address.

      10. BUILDING DIRECTORY. A directory for the Building will be provided for the display of the name and location of tenants. Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names.

      11. WINDOW COVERINGS. No curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

      12. FLOOR COVERINGS. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

      13. WIRING AND CABLING INSTALLATIONS. Landlord will direct Tenant's electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

      14. OFFICE CLOSING PROCEDURES. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant's carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

      15. PLUMBING FACILITIES. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.


                                Exhibit C, Page 3

      16. USE OF HAND TRUCKS. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

      17. REFUSE. Tenant shall store all Tenant's trash and garbage within the Premises or in other facilities designated By Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate. Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building.

      18. SOLICITING. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

      19. PARKING. Tenant will use, and cause Tenant's Representatives and Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord's directional signs and markings in the Parking Facility. Specifically, but without limitation, Tenant will not park, or permit Tenant's Representatives or Visitors to park, in a manner that impedes access to and from the Building or the Parking Facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Facility, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

      20. FIRE, SECURITY AND SAFETY REGULATIONS. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

      21. RESPONSIBILITY FOR THEFT. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

      22. SALES AND AUCTIONS. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

      23. WAIVER OF RULES. Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be


                                Exhibit C, Page 4
construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

      24. EFFECT ON LEASE. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 - "Events of Default".

      25. NON-DISCRIMINATORY ENFORCEMENT. Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant's sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

      26. ADDITIONAL AND AMENDED RULES. Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.


                                                                 INITIALS:

                                                                 Landlord ______
                                                                 Tenant   ______


                                Exhibit C, Page 5

                                    EXHIBIT D

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                          DATED AS OF DECEMBER 19, 1997
                                     BETWEEN
              PENINSULA OFFICE PARK ASSOCIATES, L.P., AS LANDLORD,
                                       AND
            SECURITY DYNAMICS TECHNOLOGIES, INC., AS TENANT ("LEASE")

                           ADDITIONAL PROVISIONS RIDER

35.   COST OF LIVING ADJUSTMENTS.

      (a) The monthly Base Rent shall be adjusted effective on the first anniversary of the Commencement Date and every year (on the anniversary of the Commencement Date) thereafter (each an "ADJUSTMENT DATE"), to reflect increases in the cost of living. The adjustment shall be calculated by multiplying the average monthly Base Rent for the year immediately preceding the Adjustment Date (the "PRIOR PERIOD") by the percentage increase in the Consumer Price Index, measured from (i) the last calendar month for which the Consumer Price Index was published at least one hundred twenty (120) days immediately before the commencement of the Prior Period to (ii) the same calendar month immediately prior to the end of the Prior Period; provided, however, that on each Adjustment Date the monthly Base Rent shall be increased by a minimum of three percent (3%) per annum, from the Commencement Date or the prior Adjustment Date, as applicable, and by a maximum of six percent (6%) per annum, from the Commencement Date or the prior Adjustment Date, as applicable. The monthly Base Rent for each twelve (12) month period after the first Adjustment Date shall be the monthly Base Rent for the Prior Period plus the increase calculated in accordance with the preceding sentence. In no event shall the monthly Base Rent following any such adjustment be less than the monthly Base Rent in effect immediately prior to such adjustment.

      (b) The term "CONSUMER PRICE INDEX" means the United States Department of Labor's Bureau of Labor Statistics' Consumer Price Index, All Urban Consumers, All Items, San Francisco-Oakland-San Jose, California (1982-84=100), or the successor of such index.

      (c) If the Consumer Price Index is not published by the Bureau of Labor Statistics or another governmental agency for any month for which an adjustment in the Consumer Price Index is to be measured, then the foregoing calculations shall be made using the most closely comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority selected by Landlord.

      (d) If the adjustment provided for in this Section has not been made by any Adjustment Date, Tenant shall continue to pay monthly Base Rent at the rate applicable to the


                                Exhibit D, Page 1

Prior Period. Within fifteen (15) days after Tenant receives Landlord's written notice of the adjusted Base Rent for the then-current Adjustment Date, Tenant shall pay to Landlord the shortfall between the old Base Rent, as paid by Tenant to date for the then-current Lease period, and the new Base Rent payable from the beginning of the then-current Lease period through the date of Landlord's notice. Thereafter during such Lease period, Tenant shall pay monthly Base Rent at the new rate set forth in Landlord's notice.

36.   LETTER OF CREDIT.

      (a) Tenant shall have the right to use a letter of credit as a Security Deposit pursuant to the provisions of this Section 36. If Tenant elects to supply to Landlord a letter of credit as the Security Deposit, Tenant shall deliver to Landlord a clean, unconditional, irrevocable, transferable letter of credit (the "Letter of Credit") in form, and issued by a financial institution ("Issuer") satisfactory to Landlord. The Letter of Credit shall be in the amount of $20,000.00, name Landlord as the beneficiary thereunder, and provide that draws thereunder will be honored upon receipt by Issuer of a written statement signed by Landlord stating that Landlord is entitled to draw down on the Letter of Credit. Landlord shall be entitled to draw the entire amount under the Letter of Credit if either (i) Tenant commits an Event of Default under this Lease,
(ii) Tenant does not deliver to Landlord a replacement letter of credit from Issuer or another financial institution satisfactory to Landlord in the amount and form of the initial Letter of Credit no later than one month before the expiration date of the then existing Letter of Credit, or (iii) upon a proposed sale or lease of the Building Tenant does not deliver to any the new landlord a replacement Letter of Credit pursuant to the provisions of (c) below. Any amount drawn under the Letter of Credit shall be held by Landlord as a security deposit, subject to the terms of Section 4 of the Lease.

      (b) Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance or attempted assignment or encumbrance.

      (c) If Landlord shall be holding the Letter of Credit as security, then, in the event of a proposed sale or lease of the Building by Landlord, Tenant will, upon ten (10) Business Days' notice, at its sole cost and expense, cause the issuing bank to consent to the assignment or to issue a substitute letter of credit on identical terms except for the stated beneficiary, from the same issuing bank or another bank acceptable to Landlord in Landlord's sole discretion, naming the new landlord as the beneficiary thereof upon delivery by Landlord of the then outstanding Letter of Credit.

37.   PARKING.

      (a) TENANT'S PARKING RIGHTS. Landlord shall provide Tenant, on an unassigned and non-exclusive basis, for use by Tenant and Tenant's Representatives and Visitors, at the users' sole risk, 3.3 parking spaces in the Parking Facility for each one thousand (1,000) rentable square feet of the Premises. The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars and up to ten percent (10%) of the unassigned spaces may also be designated by Landlord as Building visitors' parking. Landlord shall also provide


                                Exhibit D, Page 2

Tenant with one (1) reserved parking space, at a location reasonably near the Building to be designated by Landlord.

      (b) AVAILABILITY OF PARKING SPACES. Landlord shall take reasonable actions to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Building and users of the Parking Facility. Access to the Parking Facility may, at Landlord's option, be regulated by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord. Landlord retains the right to revoke the parking privileges of any user of the Parking Facility who violates the rules and regulations governing use of the Parking Facility (and Tenant shall be responsible for causing any employee of Tenant or other person using parking spaces allocated to Tenant to comply with all parking rules and regulations).

      (c) ASSIGNMENT AND SUBLETTING. Notwithstanding any other provision of the Lease to the contrary, Tenant shall not assign its rights to the parking spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the parking spaces to or by any other person other than permitted subtenants or assignees, except with Landlord's prior written consent, which may be granted or withheld by Landlord in its sole discretion. In the event of any separate assignment or sublease of parking space rights that is approved by Landlord, Landlord shall be entitled to receive, as additional Rent hereunder, one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

      (d) CONDEMNATION, DAMAGE OR DESTRUCTION. In the event the Parking Facility is the subject of a Condemnation, or is damaged or destroyed, and this Lease is not terminated, and if in such event the available number of parking spaces in the Parking Facility is permanently reduced, then Tenant's rights to use parking spaces hereunder may, at the election of Landlord, thereafter be reduced in proportion to the reduction of the total number of parking spaces in the Parking Facility, and the Monthly Parking Rental payable hereunder shall be reduced proportionately. In such event, Landlord reserves the right to reduce the number of parking spaces to which Tenant is entitled or to relocate some or all of the parking spaces to which Tenant is entitled to other areas in the Parking Facility.

38.   EXTENSION OPTION.

      Provided that Security Dynamics Technologies, Inc. occupies all of the Premises free from any assignment, sublease or other Transfer, except to Affiliates, at the time of exercise (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and shall not be transferable or exercisable for the benefit of any Transferee), and provided Tenant is not in default under either this Lease or the Lease Agreement dated as of the Lease Date between Tenant and Peninsula Office Park Associates, L.P., a California limited partnership ("POPA"), as Landlord, pursuant to which Tenant is leasing from POPA approximately 31,397 square feet on the fourth floor of the Building being built at 2955 Campus Drive, San Mateo, California, or any lease between Landlord and Tenant substituted in place thereof (in either event, the "2955 Campus Drive Lease") at the time of exercise or at any time thereafter until the beginning of any such extension of the Term, Tenant shall have the


                                Exhibit D, Page 3
option (the "EXTENSION OPTION") to extend the Term for one (1) additional consecutive period of five (5) years (the "EXTENSION PERIOD"), by giving written notice to Landlord of the exercise of any such Extension Option at least twelve
(12) months, but not more than fifteen (15) months, prior to the expiration of the initial Term. The exercise of any Extension Option by Tenant shall be irrevocable and shall cover the entire Premises leased by Tenant pursuant to this Lease. Upon such exercise, the term of the Lease shall automatically be extended for the applicable Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by either party, execute and acknowledge an instrument confirming the exercise of the Extension Option. Any Extension Option shall terminate if not exercised precisely in the manner provided herein. Any extension of the Term shall be upon all the terms and conditions set forth in this Lease and all Exhibits thereto, except that: (i) Tenant shall have no further option to extend the Term of the Lease, other than as specifically set forth herein; (ii) Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises; and
(iii) Base Rent for any such Extension Period shall be the then Fair Market Base Rental (as defined below) for the Premises for the space and term involved, which shall be determined as set forth below.

                 (a) "FAIR MARKET BASE RENTAL" shall mean the "fair market" Base Rent at the time or times in question for the applicable space, based on the prevailing rentals then being charged to tenants in the Building and tenants in other office buildings in the general vicinity of the Building of comparable size, location, quality and age as the Building for leases with terms equal to the Extension Period, taking into account the creditworthiness and financial strength of the tenant, the financial guaranties provided by the tenant (if any), the value of market concessions (including the value of construction, renovation, moving and other allowances or rent credits), the desirability, location in the building, size and quality of the space, tenant finish allowance and/or tenant improvements, included services, operating expenses and tax and expense stops or other escalation clauses, and brokerage commissions, for the space in the Building for which Fair Market Base Rental is being determined and for comparable space in the buildings which are being used for comparison. Fair Market Base Rental shall also reflect the then prevailing rental structure for comparable office buildings in the general vicinity of the Property, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure for comparable space and for comparable lease terms includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure.

                 (b) Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rental. If they are unable to so agree within thirty (30) days after receipt by Landlord of Tenant's notice of exercise of the Extension Option, Landlord and Tenant shall mutually select a licensed real estate broker who has at least five (5) years experience in leasing office space and is active in the leasing of office space in the general vicinity of the Property. Landlord shall submit Landlord's determination of Fair Market Base Rental and Tenant shall submit Tenant's determination of Fair Market Base Rental to such broker, at such time or times and in such manner as Landlord and Tenant shall agree (or as directed by the broker if Landlord and Tenant do not promptly agree). The broker shall select either Landlord's or Tenant's determination as the Fair Market Base Rental, and such determination shall be binding on Landlord and Tenant. If Tenant's determination is selected as the Fair Market Base Rental, then Landlord shall bear all of


                                Exhibit D, Page 4
the broker's cost and fees. If Landlord's determination is selected as the Fair Market Base Rental, then Tenant shall bear all of the broker's cost and fees.

                 (c) In the event the Fair Market Base Rental for any Extension Period has not been determined at such time as Tenant is obligated to pay Base Rent for such Extension Period, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for such space immediately prior to the Extension Period; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Base Rent paid, together with interest at the rate specified in the Lease, shall be paid to Landlord by Tenant.

                 (d) In no event shall the Base Rent during any Extension Period be less than the Base Rent in effect immediately prior to such Extension Period.

                 (e) The term of this Lease, whether consisting of the Initial Term alone or the Initial Term as extended by any Extension Period (if any Extension Option is exercised), is referred to in this Lease as the "Term."

39.   RIGHT OF FIRST OFFER.

      (a) Provided (x) at least fifteen (15) full calendar months remain in the Term of this Lease, (y) Security Dynamics Technologies, Inc. has not assigned this Lease or sublet all of the Premises, except to Affiliates (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and shall not be transferable or exercisable for the benefit of any Transferee), and (z) Tenant is not in default beyond any applicable notice and cure period under either this Lease or the 2955 Campus Drive Lease at the time of the exercise of any such right or at any time thereafter until delivery of possession of the space to Tenant, and subject to any and all rights of other tenants in the Project with respect to such space (including renewal and extension rights and rights of first offer, first negotiation, first refusal or other expansion rights) existing as of the date of this Lease, Tenant shall have a one-time right of first offer (the "Right of First Offer") to lease certain space in the Building, as follows:

            (i) In the Building, Suite 220 (second floor) containing approximately 7,250 rentable square feet.

            (ii) In the Building, Suite 245 (second floor) containing approximately 7,164 rentable square feet.

            (iii) In the Building, Suite 175 (first floor) containing
                  approximately 8,708 rentable square feet.

            (iv) In the Building, Suite 165 (first floor) containing approximately 3,700 rentable square feet.


                                Exhibit D, Page 5

      (b) Such Right of First Offer may only be exercised with respect to (A) space which has been previously leased and as to which each then existing tenant, subtenant or other occupant of the space has elected not to extend or renew its lease or otherwise to re-lease such space and (B) all of the space being offered by Landlord. If any space qualifying for such Right of First Offer becomes available, Landlord shall offer to lease such space to Tenant at the same rent and on the same terms that Landlord intends to offer to other prospective tenants. Tenant shall have ten (10) Business Days following receipt of Landlord's offer with respect to any such space within which to notify Landlord in writing of its intention to lease such space, and such notice, if given by Tenant, shall constitute an acceptance of Landlord's terms for the lease of such space. If Tenant exercises such Right of First Offer, the space to be leased by Tenant shall be leased on the same terms and conditions as are contained in this Lease (subject to an extension of the Term pursuant to the provisions of Subsection (d) below of this Section 39), except for the economic and other terms specifically set forth in Landlord's notice, and the parties shall execute an amendment to this Lease to include such space in the Premises and otherwise to provide for the leasing of such space on such terms. If more than sixty (60) months remain on the Term of this Lease at the commencement date of any space leased pursuant to this Right of First Offer, then the expiration date for such space leased pursuant to this Right of First Offer shall be the expiration of the Term (so that the expiration date of the space leased pursuant to the Right of First Offer is coterminous with the expiration date of the then existing Premises). If Tenant fails so to exercise Tenant's Right of First Offer within such ten (10) Business Day period, Landlord may thereafter lease the space described in the Right of First Offer to other prospective tenants.

      (c) If Tenant does not lease the space described in the Right of First Offer when the such space described in the Right of First Offer is first offered to Tenant by Landlord, then this Right of First Offer shall terminate with respect to the space then offered to Tenant in the applicable Right of First Offer and Tenant shall have no further rights to lease the space described in such Right of First Offer; provided, however, the Right of First Offer shall remain in effect for the remaining space not described in either (i) the Right of First Offer, or (ii) any previous Right of First Offer.

      (d) If as of the commencement date of any space leased by Tenant pursuant to any Right of First Offer there remains less than sixty (60) full calendar months in the Term of this Lease, then the Term of this Lease for the entire Premises shall be extended by that period of time (the "First Offer Extension Period") to result in a remaining Term of sixty (60) full calendar months (plus any first partial month) following the commencement date (the "First Offer Space Commencement Date") of the space leased pursuant to the applicable Right of First Offer. In such event the Term of the Lease shall be automatically extended for the First Offer Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by the other party, execute and acknowledge an instrument confirming the First Offer Extension Period. If Tenant leases space pursuant to the Right of First Offer as space becomes available and is offered to Tenant at different dates in accordance with the Right of First Offer contained herein, then the provisions of this Subsection (d) shall apply to each space leased by Tenant pursuant to the applicable Right of First Offer. For the purposes of this Subsection 39 (d) the term "Original Premises" shall mean those Premises leased in accordance with the provisions of this Lease prior to any expansion of the Premises pursuant to any Right of


                                Exhibit D, Page 6

First Offer. If the Term of this Lease is extended pursuant to the provisions of this Subsection 39 (d), then during the First Offer Extension Period (whether one or more) Base Rent for the Original Premises shall be at Fair Market Base Rental (as defined in Section 38 of this Lease) without any contribution by Landlord of funds to remodel, renovate, alter or improve the Premises; provided, however, in no event shall the Base Rent for the Original Premises during the First Offer Extension Period be less than the Base Rent in effect for the Original Premises immediately prior to the First Offer Extension Period. The Fair Market Base Rental shall determined pursuant to the provisions of Section 39 of this Lease at least six (6) months prior to the beginning of the applicable First Offer Extension Period.

40. FITNESS FACILITY. So long as Tenant is not in default under this Lease and Tenant executes Landlord's standard waiver and indemnification form, attached hereto as EXHIBIT E, for the Project's fitness center (the "Fitness Facility"), then Tenant's employees shall be entitled to use the Fitness Facility. The use of the Fitness Facility shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord for the Fitness Facility. There shall be no separate charge to Tenant or Tenant's authorized users for the use of the Fitness Facility.

41. SIGN ON MONUMENT. Subject to Landlord obtaining a permit from the applicable governmental authority to construct a monument for signs, and so long as Security Dynamics Technologies, Inc. has not assigned this Lease or sublet any of the Premises (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and shall not be transferable or exercisable for the benefit of any Transferee), Security Dynamics Technologies, Inc. shall have the right to install and maintain in a first class condition a sign in the proposed sign monument located adjacent to the Building, for no additional rent, subject to governmental approval of a separate signage application and subject to review and approval by Landlord, in Landlord's sole discretion, of the size, design, materials, color, illumination, and all other aspects of any proposed sign. All costs and expenses of processing governmental applications, permits, construction, installation and maintenance of Tenant's sign shall be borne by Tenant.

42.   ROOFTOP EQUIPMENT.

      (a) SATELLITE DISH. Subject to all other provisions of the Lease, Tenant shall have the non-exclusive right to install on the roof of the Building and use during the Term of the Lease in conjunction with the conduct of Tenant's usual business in the Premises one satellite dish antenna, not more than 36" in diameter, so long as any such installation is designed, made, operated, maintained, repaired, replaced as necessary, and removed by Tenant at Tenant's sole cost and expense and at no cost or expense to Landlord, is not visible from the ground, does not interfere with communications by others, does not adversely affect the structural integrity of the roof, cause any leaks or adversely affect any roof warranty, and complies at all times with all applicable laws and governmental regulations and the provisions set forth below.

      (b) REQUEST BY TENANT & APPROVAL BY LANDLORD. Tenant has not yet determined what kind of antenna installation Tenant may wish to make, or even determined whether Tenant will


                                Exhibit D, Page 7
wish to install an antenna at the Building, but wishes to provide a mechanism for doing so in the future, as set forth in this Section 42. At least thirty
(30) days prior to making any such installation, Tenant shall submit detailed plans and specifications, describing all aspects of Tenant's proposed installation, including detailed specifications and plans concerning the antenna, all associated equipment, the means of attaching the antenna and associated equipment to the Building, the connections between the antenna and the equipment and the Premises, power requirements, cable specifications, equipment and equipment cabinet dimensions and weights, and such other particulars and details as Landlord may reasonably request in order to have sufficient information to understand the installation proposed by Tenant (collectively, the "Plans"), for review and approval by Landlord and Landlord's consultants. All aspects of the Plans (including the location of any antenna and any associated equipment) shall be subject to Landlord's prior written approval.

      (c) GRANT OF LICENSE. Subject to Tenant's request and Landlord's approval of Tenant's plans and specifications and written agreement between Landlord and Tenant concerning the location of any antenna and any associated equipment, Landlord hereby grants to Tenant, during the Term of the Lease, for no additional rent or other charge (other than reimbursement of any out-of-pocket expenditures incurred in good faith by Landlord in connection therewith and payment of other costs as provided below), the nonexclusive right to use not more than 100 square feet of space on the roof of the Building at the location designated or approved by Landlord (the "LICENSED AREA") for the purpose of installing, operating, using, maintaining and repairing an electronic satellite antenna for data communications and associated cabling and equipment as defined and described in the Plans approved by Landlord (the "EQUIPMENT") and including the right to use certain core areas of the Building as designated by Landlord and necessary to connect the Equipment to the Premises. Landlord may designate the location or locations of all the Equipment in its sole discretion. If Tenant elects to install the Equipment as provided above, the Licensed Area shall be included within the term Premises for all purposes under the Lease. Landlord retains the right to grant similar or additional rights and access to others.

      (d) USE; COMPLIANCE WITH LAWS. The Licensed Area may be used by Tenant only for the installation, operation, use, maintenance, repair, replacement and removal of the Equipment, all at Tenant's sole risk and expense and in full compliance with all applicable Laws, which Equipment shall be used only in the conduct of Tenant's business in the Premises. Tenant's right to use the Licensed Area is personal to Tenant and may not be separately assigned or sublet, except in connection with an assignment of the Lease or sublease of the entire Premises consented to by Landlord.

      (e) INTERFERENCE. Tenant's use of the Licensed Area and Equipment shall not interfere in any manner with Landlord's or any tenant's, occupant's or licensee's use or activities in the Property and shall not damage or interfere with any facilities or equipment of any type installed by Landlord or any other person or entity, including without limitation, the Building Systems and any satellite dishes, antenna, computer or other devices or systems installed at the Property at any time prior to Landlord's approval of Tenant's Plans and Equipment. Landlord shall be entitled to withhold approval until Landlord has been completely satisfied (as determined by Landlord in Landlord's sole and absolute discretion) that installation and use of Tenant's Equipment will not


                                Exhibit D, Page 8
cause any such interference. Tenant agrees, warrants and represents that should any such interference occur, it shall take whatever steps are required to correct such interference within two (2) business days after receiving written notice thereof from Landlord, and that should there occur any material interference with the ability of Landlord or any tenants, occupants or licensees of the Property to communicate in any manner (whether by radio, television, electrical, telephone, computer, microwave or otherwise) that Tenant shall take whatever steps are required to stop such interference (including stopping the use of the Equipment) within twenty-four (24) hours after receiving written notice thereof from Landlord. Tenant's failure to promptly correct any such interference, as set forth herein, shall constitute an Event of Default and shall entitle Landlord to correct the cause of the interference, including turning off the utilities to the Licensed Area, and to charge Tenant with all costs so incurred. Tenant agrees that Landlord shall not be responsible for preventing or correcting any interference that may be caused to Tenant's Equipment or its use and that Tenant shall be fully responsible for coordinating and cooperating with other tenants, occupants or licensees who have communications devices at the Property in order to minimize or prevent any interference by or with Tenant's Equipment and its use (except as Landlord may otherwise expressly agree to the contrary at the time Landlord approves Tenant's Plans; for example, based on a particular proposed location for Tenant's antenna, Landlord may agree not to locate anything that would interfere with Tenant's antenna between Tenant's antenna and the edge of the roof).

      (f) INSTALLATION AND MAINTENANCE OF EQUIPMENT. Tenant agrees that the Licensed Area will be delivered to it in its AS IS and WHERE IS condition and that Landlord shall have no obligation to modify or install any improvements in the Licensed Area. Prior to installing any of the Equipment or constructing any improvements in the Licensed Area, Tenant shall establish to Landlord's satisfaction that the requirements of Article 11 (Insurance) of the Lease have been satisfied. Landlord shall have the right to require reasonable modifications and impose reasonable conditions on Tenant's Plans; provided, however, that Landlord shall have the absolute right, in its sole discretion, to require any changes or impose any conditions on the Plans (including without limitation the right to require which contractors must be used) to the extent the Plans affect the structural integrity of the Building (including requiring use of a nonpenetrating roof mount) or any of the Building Systems, or to prevent interference with any other communications devices at the Property (or which Landlord has agreed to install or permit to be installed at the Property) at the time of Landlord's approval, or to minimize the effect of the Equipment on the appearance of the Building (including installing screens and other esthetic improvements). Tenant shall be required, at its own cost, to construct or install any improvements to the Property required by applicable Laws as a result of Tenant's Equipment or improvements or the use or operation thereof. The installation of Tenant's Equipment and construction of all related or required improvements shall be completed by Tenant, at its sole cost, and in full compliance with the Plans approved by Landlord and any conditions imposed by Landlord thereon and the requirements of Article 6 (Alterations) of the Lease. Tenant shall pay all of Landlord's costs incurred in the review and supervision of Tenant's efforts. Tenant shall at all times, and at its sole cost, maintain the Equipment and the Licensed Area in a good, orderly, sanitary and safe condition and repair and restore any loss or damage Tenant or any of Tenant's Representatives may cause to the Licensed Area or roof of the Building. Tenant shall have access to the Licensed Area and other portions of the Property at all reasonable times and as necessary for Tenant's installation, operation, use, maintenance, repair, replacement and removal


                                Exhibit D, Page 9
of the Equipment and other improvements installed by Tenant; provided, however, that all of such access and activities shall be coordinated with Landlord, after reasonable prior written notice, and shall be performed in a manner to minimize any disturbance or interference of Landlord and all tenants and other occupants of the Property, and to the maximum extent possible, shall be performed during regular business hours for the Property.

      (g) TITLE TO EQUIPMENT AND REMOVAL. Tenant shall at all times remain the owner of all the Equipment, which shall not be deemed fixtures, notwithstanding their method of installation or attachment to the Building, and shall pay all Tenant's Taxes with respect to all the Equipment and related improvements constructed or installed by Tenant. On or before the Expiration Date or earlier termination date of the Lease, Tenant shall remove all of the Equipment and all improvements installed or constructed by Tenant, shall restore the Licensed Area and Property to the condition they were in upon installation of Tenant's Equipment, reasonable wear and tear excepted, and shall return the Licensed Area in broom-clean condition; provided, however, that (i) Landlord shall have the option to require Tenant to leave at the Property any or all of the improvements installed or constructed by Tenant, excluding the Equipment; (ii) Landlord shall have the right, in its sole discretion, to approve Tenant's contractor and all of Tenant's plans for the removal of the Equipment and improvements and restoration of the Property; and (iii) if any of the improvements installed or constructed by Tenant at the Property penetrated the room membrane or otherwise in any affected the watertight integrity of the Building's roof, then upon removal of such improvements, Tenant shall provide Landlord with a written warranty, in a form and from a contractor reasonably acceptable to Landlord, warranting the watertight integrity of the roof for a period of five years after removal of such improvements. If Tenant does not remove all of its Equipment and improvements, as required hereunder, Landlord may, at its sole option, either retain such items as its own, without any further actions, notice or compensation to Tenant, or remove and dispose of such items in any manner it chooses, restore the Property as required hereunder and charge Tenant for all costs incurred in that effort.

      (h) UTILITIES. Tenant shall have the right to draw electricity from the existing electrical service available at the Building; provided, however, that Landlord shall have the right to stop such service and availability at any time that Landlord determines, in its reasonable discretion, that providing electrical service to Tenant is no longer practicable, interferes with the provision of electrical service to any other tenants or occupants of the Property or otherwise overloads or endangers the Building Systems. Tenant shall pay for all costs of electrical service and other utilities provided to the Licensed Area, which cost shall be determined and billed by Landlord as equitably and accurately as may be reasonably practicable under the circumstances (including applicable Laws and tariffs); provided, however, that Tenant shall have the right, at its expense, to install and use check meters and similar devices to measure its use of electricity or other utilities for the Equipment.

      (i) RELOCATION. Landlord shall have the right at any time, upon sixty (60) days' prior written notice to Tenant, to relocate all or any portion of the Licensed Area and the Equipment, at Landlord's sole cost and at no cost or expense to Tenant, provided that the relocation does not interfere with Tenant's operations or use of the Equipment, except for the period of time required for such relocation.


                                Exhibit D, Page 10

      (j) INDEMNIFICATION AND WAIVER. In addition to the indemnification of Landlord set forth in the Lease, Tenant shall indemnify, protect, defend and hold harmless Landlord from any Claims arising out of or resulting from, in whole or in part, any loss, injury or damage occurring or caused to any person or property in or about the Licensed Area or the roof of the Building during the Term; provided, however, that the foregoing indemnification by Tenant shall not apply to the extent any such Claims are proven by final judgment to have been caused by acts or omissions of Landlord that constitute gross negligence or willful misconduct. This indemnification shall apply and be enforced to the fullest extent permitted by Law and shall survive termination or expiration of the Term. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims it may have against Landlord, for any loss, injury or damage to any person or property in or about the Licensed Area or the roof of the Building, including interruption of services and loss of use of the Equipment, from any cause, without limitation as to type or description and specifically including acts or omissions constituting the active or sole negligence of Landlord, but excluding from all of the foregoing the acts or omissions of Landlord that are proven by final judgment to constitute gross negligence or willful misconduct. Notwithstanding any other provision of the Lease, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant. It is the intent of the foregoing provisions that Tenant shall look to its own insurance for payment or reimbursement for any such loss, damage, injury or liability.

                                                                 INITIALS:

                                                                 Landlord ______
                                                                 Tenant   ______


                                Exhibit D, Page 11

                                    EXHIBIT E

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                          DATED AS OF DECEMBER 19, 1997
                                     BETWEEN
              PENINSULA OFFICE PARK ASSOCIATES, L.P., AS LANDLORD,
                                       AND
            SECURITY DYNAMICS TECHNOLOGIES, INC., AS TENANT ("LEASE")

                     TENANT'S WAIVER AND INDEMNIFICATION FOR
                       USE OF THE PROJECT FITNESS FACILITY

Security Dynamics Technologies, Inc. ("Tenant") hereby agrees that the use of the fitness center in the building known as 2855 Campus Drive, San Mateo, California (the "Fitness Facility") by Tenant, and by those persons authorized by Tenant to use the Fitness Facility within the guidelines established for the Fitness Facility from time to time for the number and type of such authorized users (collectively "Tenant's Users"), will be entirely at the risk of Tenant and Tenant's Users. Tenant further agrees that it shall be responsible, and waives all claims against PENINSULA OFFICE PARK ASSOCIATES, L.P. ("Landlord"), and all claims against any owner or operator of the Fitness Facility, for all costs, damages or liabilities of whatever nature arising out of the use of the Fitness Facility by Tenant's Users, and agrees to indemnify, defend and hold harmless Landlord from all claims, lawsuits, damages, expenses or costs, including reasonable attorneys' fees, arising from or related to the use of the Fitness Facility by Tenant's Users; provided, however, that the foregoing waiver and indemnification shall not apply to any injuries or damages caused by the negligence or willful misconduct of Landlord or its agents or employees. Tenant agrees that the use of the Fitness Facility shall be in accordance with the rules and regulations established from time to time by landlord of the Fitness Facility.


                                      SECURITY DYNAMICS TECHNOLOGIES, INC.


                                      By: ___________________________________

                                         Name: ______________________________

                                         Title:______________________________

                                         Date: ______________________________


                                                                 INITIALS:

                                                                 Landlord ______
                                                                 Tenant   ______


                               Exhibit E, Page 1

                                    EXHIBIT F

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                          DATED AS OF DECEMBER 19, 1997
                                     BETWEEN
              PENINSULA OFFICE PARK ASSOCIATES, L.P., AS LANDLORD,
                                       AND
            SECURITY DYNAMICS TECHNOLOGIES, INC., AS TENANT ("LEASE")

                            JANITORIAL SPECIFICATIONS

Janitorial services provided by Landlord shall include a level of service not less than the following:


1.    NIGHTLY SERVICES (five times per week, except holidays)

      a.    Vacuum all carpets.

      b. Dust mop all VCT floors. Damp mop to remove spills and water stains as required.

      c.    Damp mop all tile and hardwood floors.

      d.    Dust all desks and office furniture.

      e. Empty all waste paper baskets and other trash containers; replace liners as appropriate.

      f.    Remove all trash from floors to designated trash areas.

      g.    Clean and polish drinking fountains.

      h.    Wipe down counter tops in kitchen area, clean sinks.


                                                                 INITIALS:

                                                                 Landlord ______
                                                                 Tenant   ______


                                Exhibit F, Page 1